UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WERNER ENTERPRISES, INC.
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Post Office Box 45308
Omaha, Nebraska 68145-0308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2026

Dear Stockholders:
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Werner Enterprises, Inc., a Nebraska corporation (the “Company”), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Tuesday, May 12, 2026, at 10:00 a.m. Central Time for the following purposes:
1.To elect four directors (one to serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders and three to each serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders).
2.To approve an advisory resolution on executive compensation.
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
4.To transact such other business as may properly come before the meeting or any adjournment thereof.
Only stockholders of record (“registered stockholders”) with our transfer agent, Equiniti Trust Company, at the close of business on March 5, 2026, our record date, will be entitled to receive notice of and to vote at the 2026 Annual Meeting or any adjournment thereof.
Please see Important Notice Regarding the Availability of Proxy Materials on the next page.

By Order of the Board of Directors,

Diane M. Stewart-Ferro
Omaha, Nebraska	Corporate Secretary
March 31, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2026

We are delivering proxy materials to registered stockholders for the 2026 Annual Meeting under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. The rules permit us to furnish our “Proxy Materials” (the Notice of Annual Meeting, the Proxy Statement and proxy card for the meeting, our 2025 Annual Report to Stockholders containing our Annual Report on Form 10-K for the year ended December 31, 2025, and any amendments or additional soliciting materials) via a Notice of Internet Availability of Proxy Materials (“Availability Notice”), which instructs registered stockholders on how to access and review the Proxy Materials, free of charge, and submit proxies on the Internet, which we encourage them to do.
We encourage you to access and review all the important information in the Proxy Materials prior to voting. Furnishing printed materials, versus mailing bulky printed copies, aligns with our environmental goals and reduces our printing and distribution expenses. A registered stockholder may request and receive printed Proxy Materials by following the instructions in the Availability Notice. If you hold your shares through brokerage firms, banks or other nominees, follow the instructions they send you for requesting printed materials.
YOUR VOTE IS IMPORTANT
If you are a registered stockholder, follow the instructions in the Availability Notice to vote and submit your proxy as soon as possible, even if you plan to attend the meeting. If you hold your shares through brokerage firms, banks or other nominees, follow the voting instructions they send you. To help the environment and further our cost savings, please choose, if prompted, to receive email notices regarding the online availability of proxy materials.

PROXY MATERIALS ARE AVAILABLE AT WWW.PROXYVOTE.COM. FOLLOW THE INSTRUCTIONS YOU RECEIVE TO ACCESS PROXY MATERIALS AND VOTE.

i

WERNER ENTERPRISES, INC.
Post Office Box 45308
Omaha, Nebraska 68145-0308
________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2026
________________________

PROXY STATEMENT SUMMARY AND BUSINESS OVERVIEW

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting” or “2026 Annual Meeting”) of Werner Enterprises, Inc. The Annual Meeting will be held at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders to be held on May 12, 2026 located on the cover page of the Proxy Statement (the “Meeting Notice”). Additional meeting information is set forth in Annual Meeting and Voting Information.

On or about March 31, 2026, Broadridge Financial Solutions, Inc. (“Broadridge”), sent on our behalf the Notice of Internet Availability of Proxy Materials (“Availability Notice”) to “registered stockholders” at the close of business on the “record date” (each as defined below). The Availability Notice explains how to access our “Proxy Materials” (defined below) and how to vote proxies via the Internet, phone, or mail. Stockholders will not receive printed copies unless requested as instructed in the Availability Notice.

In this Proxy Statement, we also use the following terms and abbreviations:
•We refer to Werner Enterprises, Inc. as the “Company,” “Werner,” “we,” “our,” or “us”
•Reference to the “SEC” means the U.S. Securities and Exchange Commission
•The term “record date” means March 5, 2026
•The term “registered stockholders” means stockholders of record with our transfer agent, Equiniti Trust Company (“Equiniti”), as of the close of business on the record date
•References to “2025” and “for the year ended December 31, 2025” mean the Company’s fiscal year for the period beginning January 1, 2025 and ending December 31, 2025
•References to the “2025 Form 10-K” mean our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026
•References to the “2025 Annual Report” mean our Annual Report containing the 2025 Form 10-K
•References to “Proxy Materials” mean the Meeting Notice, this Proxy Statement, the proxy card, the 2025 Annual Report, and any amendments or additional solicitation materials
•The term “executive officers” means those executives listed in Executive Officer Information
•References to “our website” means www.werner.com under the “Investors” link

The Proxy Materials are available through www.proxyvote.com. The materials refer to certain reports and forms filed with the SEC. Our SEC filings, including the Proxy Materials, are available on our website under the Financial Information heading, as well as on the SEC website at www.sec.gov. You may request copies of the Proxy Materials as instructed in the Availability Notice. You may request copies of other SEC filings from our Corporate Secretary as provided in the Contacting the Corporate Secretary and Executive Offices.

2025 Financial Highlights. The Company’s financial results in 2025 were impacted by the continued prolonged and challenging operating environment with revenues and operating income decreasing 2% and 82%, respectively. Earnings per diluted share decreased 143% due primarily to One-Way Truckload restructuring and impairment charges, lower equipment gains, inflationary headwinds and rate pressures. Despite these challenges, we generated cash flow from operations of $181.8 million and ended the year with a net debt to adjusted earnings before interest, restructuring and impairment, income taxes, depreciation, and amortization (EBITDA) ratio of 2.0 times.

•Total revenues $3.0 billion	•Cash flow from operations $181.8 million
•Operating income $11.7 million	•Capital expenditures, net $162.7 million
•Net loss attributable to Werner $14.4 million	•Dividends paid $34.1 million
•Loss per diluted share $0.24	•Stockholders’ equity $1.4 billion
•Operating ratio 99.6%

2025 Executive Compensation Program. Our executive compensation program has been instrumental to achieving our business objectives. Our total compensation mix allows us to retain qualified, innovative executive officers who possess the necessary experience and expertise to effectively lead and manage the Company, contribute to our long-standing success and create value for our stockholders. The overall design of our compensation program, including the three primary pay components, has remained consistent year over year.

Annual Base Salary	•Fixed element of annual compensation

•Base salary increases for the Chief Executive Officer (“CEO”), President & Chief Legal Officer, Chief Operating Officer, and Chief Information Officer were 4%, 5%, 18%, and 10%, respectively, and no change for the Chief Financial Officer

Cash Annual Incentive Compensation	•Short-term cash incentive with variable payout opportunities based on two Company performance metrics measured against pre-defined annual goals and an individual performance metric
•Target cash annual incentive payouts as a percentage of base salary remained the same at 125% in 2025 for the CEO and 80% for the other named executive officers
Long-Term Incentive Compensation	•Long-term equity-based incentives split equally between restricted stock and performance stock (at target) with three-year vesting schedules

Our executive compensation program includes the following best practices:

What we do	What we don’t do
•Pay for performance	•Employment agreements for executive officers
•Short-term and long-term incentive compensation	•Single-trigger severance arrangements
•Recoupment policy for performance-based cash and equity awards	•Dividends or dividend equivalents on unvested or unearned equity awards
•Annual say-on-pay vote	•Hedging and pledging of Werner securities
•Independent compensation consultant	•Tax gross-ups
•Stock ownership guidelines
•Limited perquisites

Sustainability. Sustainability concepts have long been woven into the fabric of our history, and the Environmental, Social and Governance (“ESG”) Committee of our Board provides oversight to our sustainability initiatives. In 2025, we posted a Sustainability Brief on our website (under the ESG heading) showing our sustainability goals and the progress toward each. We continue to establish and measure progress toward meaningful, reportable and balanced sustainability metrics and goals, which are grounded in our business objectives and an understanding of customer, investor, and other stakeholder priorities. We are committed to transparency, ethics and integrity in corporate governance; key initiatives to keep our professional drivers and communities safe on the road; addressing important social issues, including through leadership in an industry-wide effort to combat human trafficking; and an inclusive culture that upholds our core values.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the Board may be divided into two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for a range of not less than seven nor more than nine directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Subject to the terms and conditions of our By-Laws, directors hold office for a term of three years and until a successor is elected and qualified, and the terms of office for each class of current directors expire at the Annual Meeting of Stockholders in the following years: Class II, 2026; Class III, 2027; and Class I, 2028.

DIRECTOR NOMINEES

You will be asked to elect four directors: one Class III director to serve for a one-year term expiring at the Annual Meeting of Stockholders in 2027 (“2027 Annual Meeting”) and three Class II directors to each serve for a three-year term expiring at the Annual Meeting of Stockholders in 2029 (“2029 Annual Meeting”). The nominees include an appointed director and incumbent directors, and are nominated by the Board upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”). They are:

NOMINEES OF THE BOARD OF DIRECTORS
Class	Term Ends	Name
Class III	If elected, new term will expire at the 2027 Annual Meeting	M. Gayle Packer (1)
Class II	If elected, new term will expire at 2029 Annual Meeting	Diane K. Duren Derek J. Leathers Michelle D. Livingstone
(1) Appointed in May 2025 to fill a directorship vacancy created when Vikram Mansharamani’s Board service ended on February 27, 2024.

As of the date of this Proxy Statement, the Board has nine directors - three serving in each of Class I, Class II, and Class III.

The individual qualifications, skills and experience of the nominees for director are discussed in their respective biographies in Director Information.

Each of the nominees designated in this Proxy Statement has consented to being named as a nominee herein and acknowledged an intention to serve as a director for the full period of the upcoming term if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold (whether on your proxy or in person at the Annual Meeting) authority to vote your shares for the unavailable nominee or substitute nominee.

There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

DIRECTOR INFORMATION

Identified in the table below are the director nominees and the other directors whose terms will continue after the Annual Meeting. Certain information provided to us by our directors and director nominees regarding their qualifications, skills and experience is also set forth in Director Biographies and in the Director Skills matrix. None of the corporations or other organizations referenced in the biographies is a parent, subsidiary or affiliate of the Company.

MEMBERS AND NOMINEES OF THE BOARD OF DIRECTORS
Name	Principal Occupation	Term Ends	Class
Scott C. Arves, Director	Former Director, President & Chief Executive Officer of Transport America, Inc.	2027	III
Diane K. Duren, Director	Former Executive Vice President and Corporate Secretary of Union Pacific Corporation	2026	II
Michelle D. Greene, Director & Nominee	Executive Vice President, Chief Information Officer, Global Technology and Business Services of Cardinal Health	2028	I
Jack A. Holmes, Director & Nominee	Former President of UPS Freight	2028	I
Derek J. Leathers, Director	Chairman & Chief Executive Officer of Werner Enterprises, Inc.	2026	II
Michelle D. Livingstone, Director	Former Vice President-Transportation of The Home Depot	2026	II
M. Gayle Packer, Director & Nominee	President & Chief Executive Officer of Terracon Consultants, Inc.	2026	III
Carmen A. Tapio, Director & Nominee	Founder and Chief Executive Officer of North End Teleservices, LLC	2028	I
Alexi A. Wellman, Director	Chief Executive Officer of Altaba, Inc.	2027	III

Director Biographies. The information below includes the name, age, principal occupation for at least the last five years and other biographical information for each of our continuing directors and director nominees.

SCOTT C. ARVES, 69, was initially elected to our Board by stockholders in May 2021. He retired from Transport America, Inc. in January 2017 after serving as President and CEO and on the board for 10 years. Prior to that, he had a 27-year career with Schneider National, where in his final six years he served as President of its transportation sector responsible for trucking and intermodal businesses. He serves on the board of advisors of CSM Companies, Inc., a transportation products distributor, and is a former director of public companies Commercial Vehicle Group, Inc. and TFI International Inc. He brings to our Board substantial business experience in the truckload industry and prior experience as a public company director in our industry.

DIANE K. DUREN, 66, was initially elected to the Board by stockholders in May 2017. In February 2017, she retired from Union Pacific Corporation, having served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for four years. Her 32 years at Union Pacific also included roles in finance and as a vice president and general manager in chemical marketing/sales and agricultural products. In her early career, she was a certified public accountant with Deloitte, Haskins & Sells. While it was still a public company, she served on the board of U.S. Silica Holdings, Inc. She also served on the board of Savage Companies until 2025, a provider of infrastructure and supply chain services. She chairs the board of the Metropolitan Entertainment & Convention Authority of Omaha, chairs the board of trustees of Creighton University, and serves on the board of trustees of Peter Kiewit Foundation. Among many other community contributions, she has chaired the Heartland Chapter of the American Red Cross board and the board of Children’s Nebraska, a non-profit pediatric hospital. Ms. Duren contributes to our Board with her history of prior executive leadership roles, the benefit of her vast experience in the transportation industry, and her knowledge in the fields of finance, accounting and human resources.

MICHELLE D. GREENE, 56, was appointed by our Board in November 2023 to fill a directorship vacancy and initially elected by stockholders in May 2024. She has served since August 2022 as Executive Vice President, Chief Information Officer of Global Technology and Business Services at Cardinal Health (CAH), a healthcare services and products company, where she manages teams charged with digital and commercial technologies, information technology and technology processes. She previously served as Senior Vice President and Chief Information Officer of Cardinal Health’s pharmaceutical segment. From March 2018 until she joined Cardinal Health in February 2021, she was Vice President Information Technology at Masco Corporation, a home improvement products manufacturer. She held various information technology leadership positions at Johnson Controls from 2009 – 2018 and worked in business infrastructure and information technology at Sony Ericsson from 2000 – 2008. At Cardinal Health, she is on the board of its charitable foundation and sponsors its STEM Initiative and Black and African American employee resource group. She serves on the board of Goodwill of Southeastern Wisconsin; vice-chairs the boards of Goodwill Manufacturing, Inc. and GreenPath Financial Wellness; and is active in the Information Technology Senior Management Forum. With her strategic experience in technology solutions, information technology infrastructure, and cybersecurity, Ms. Greene adds valuable acumen to our Board.

JACK A. HOLMES, 66, was appointed by our Board in August 2018 to fill the directorship position created by a Board expansion and initially elected by stockholders in May 2019. He was president of UPS Freight (“UPS”) from 2007 until his retirement in 2016. In his 37 years at UPS, he also held leadership roles in operations, engineering and human resources. As executive chairman, he leads the board of EmergeTech, Inc., which provides solutions for freight procurement. He served as a director of Sharps Compliance when it was a public company. He also served on the boards of Redwood Logistics, LaserShip and 10-4 Systems. He formerly co-chaired the National Freight Advisory Committee’s Conditions, Performance and Data Subcommittee and served on the American Transportation Research Institute’s board. With his extensive leadership experience in the transportation industry and in acquisitions, he brings important insight to our Board.

DEREK J. LEATHERS, 56, is our Chairman and CEO, serving as Chairman since May 2021 and CEO since May 2016. He was Vice Chairman in 2020-21 and President from 2011 to January 2024. Our Board appointed him in May 2020 to fill a directorship vacancy and stockholders initially elected him in May 2021. Mr. Leathers has worked in the transportation and logistics industry for over 30 years. Throughout his tenure at the Company, he has held integral roles in many facets of the organization, including the establishment of our Mexico operations and oversight for all the asset operating groups. Prior to joining the Company in 1999, he was employed by Schneider National for eight years, during which time he was based out of Mexico City for several years and was one of the first foreign members of Mexico’s trucking association (CANACAR). Mr. Leathers holds an economic degree from Princeton University. He serves on the board of public company SkyWest Incorporated, an airline company; as the board chair of the American Transportation Research Institute; as the board vice-chair of the American Trucking Associations; on the executive committees of the Greater Omaha Chamber of Commerce and the United Way of the Midlands; and on the board of trustees for Creighton University. He is a founder and board member of the PlaySmart Leadership Academy, an Omaha non-profit for youth. He brings to the Board a unique understanding of our business and operations as well as his extensive knowledge of the transportation industry.

MICHELLE D. LIVINGSTONE, 67, was appointed by our Board in May 2022 to fill a directorship vacancy and initially elected by stockholders in May 2023. She is the founder and CEO of M. D. Livingstone Consulting, LLC, which was established in 2022 and provides supply chain solution consultation. She teaches at the Transportation and Supply Chain Institute at the University of Denver and is an advisor to The Pasha Group, a family-owned diversified global logistics and transportation services company. She retired in 2021 from serving as Vice President – Transportation from The Home Depot, a home improvement retailer, which she joined in 2007. She was Senior Vice President – Transportation for C&S Wholesale Grocers from 2005 – 2007, Vice President – Transportation for J.C. Penney from 2002 – 2005, and a transportation leader at Kraft Foods from 1985 – 2002. She serves on the board of Mastery Logistics Systems, Inc., which provides a cloud-based transportation management system. She is on the executive board of Indiana University’s Kelley School of Business Transportation and the boards of the Transportation and Supply Chain Institute at the University of Denver and of Rainbow Village, a non-profit addressing homelessness in Georgia. Ms. Livingstone contributes her extensive transportation leadership experience to our Board.

M. GAYLE PACKER, 56, was appointed by our Board in May 2025 to fill a directorship vacancy. She has served as CEO since 2019 and as President since 2018 of Terracon Consultants, Inc., an engineering consulting firm providing environmental, geotechnical, facilities, and materials services. Since joining Terracon in 2004, other roles have included Executive Vice President, Chief Administrative Officer, Senior Vice President, Director of Corporate Services and co-General Counsel. She holds juris doctorate and Master of Laws degrees and was a corporate, tax and employee benefits attorney at Sonnenschein Nath & Rosenthal LLP from 2001 – 2004. She has also worked in public relations and sales for an agricultural broadcasting network. She serves on the boards of VHB, Inc. (a top-rated civil engineering and design firm with services in transportation infrastructure), the Greater Kansas City Community Foundation, the Greater Kansas City Chamber of Commerce and the Construction Industry Round Table; the board executive committee of ACE Mentor Program of America, which provides architecture, construction, and engineering career information to youth; and the executive committee of the Design Professionals Coalition of the American Council of Engineering Companies (“ACEC”). She is a former board member of the ACEC Research Institute. As the CEO of a large national engineering firm, Ms. Packer brings to our board a strong track record in leadership, company expansion and integration, client service, safety and innovation. Her experience leading a large national engineering firm reinforces our commitment to operational excellence.

CARMEN A. TAPIO, 60, was appointed by our Board in November 2020 to fill a directorship vacancy and initially elected by stockholders in May 2021. In 2015, she founded North End Teleservices, LLC, which provides advanced contact center solutions. She has served as its CEO since 2017 and previously served as its President and Chief Operating Officer. She founded Forever North Real Estate LLC, a multi-use property investment company, and the NET Work Spot, a coworking space, each in Omaha. From 2010 – 2015, she owned and managed Core Advantage Consulting in Omaha, and from 2001 – 2009, she served in multiple vice president positions with Carlson Companies of Minneapolis, Minnesota. She serves on the executive committee of the Federal Reserve Bank of Kansas City and is a member of the board of commissioners of Omaha’s Inland Port Authority, the boards of trustees of Ewing Marion Kauffman Foundation and University of Nebraska Foundation, and the board of Omaha Zoological Society. She chaired the board of the Greater Omaha Chamber of Commerce and the Leadership, Diversity and Inclusion Council for the State of Nebraska’s Blueprint Nebraska strategy and founded Nebraska Black Women United. Ms. Tapio brings a unique perspective to our Board, having worked in leadership for Fortune 500 and 100 companies in the United States, Australia, Mexico and throughout Europe and having taken multiple career paths, holding both executive and general management business roles and executive cultural roles.

ALEXI A. WELLMAN, 55, was initially elected to our Board by stockholders in May 2021. She has been the CEO of Altaba, Inc., a closed-end management investment company, since January 2022. She served as Altaba, Inc.’s Chief Financial and Accounting Officer from 2017 – 2021. She was Vice President, Finance and ultimately Vice President, Global Controller of Yahoo! Inc. from 2013 – 2017 and Chief Financial Officer of Nebraska Book Company from 2011 – 2013. She was a certified public accountant with KPMG LLP for 18 years, seven of which she served as an audit partner. She was the audit engagement partner on the Company’s annual audit for the year ended December 31, 2010. She serves on the board of public company ESS Inc., a manufacturer of energy storage solutions. Among other boards, she has served on the boards of public companies Endurance International Group Holdings and Yahoo! Japan and of public special purpose acquisition companies Bilander Acquisition Corp., TWC Tech Holdings II Corp., and Nebula Caravel Holdings, LLC and early-stage technology companies MatMaCorp and V2verify. She is the senior advisor to the Master of Accounting Program at the University of Cambridge Judge School of Business and a former board member of the Greater Omaha Chamber of Commerce. Ms. Wellman brings to our Board significant knowledge and experience in financial management, accounting processes and corporate governance.

Director Skills. The Governance Committee considers the particular experience, qualifications, and skills of each director and the relevance of such key competencies to the Company’s business and operations when determining whether an individual should serve as a Company director. The matrix that follows summarizes the skills of the continuing directors and director nominees, which the Governance Committee considered in its evaluation. The Company is continuing to refresh and add new capabilities to our Board, including a breadth of skills, experience, and personal characteristics. As a result, six of the nine directors have a tenure of five years or less.

DIRECTOR SKILLS
	Scott C. Arves	Diane K. Duren	Michelle D. Greene	Jack A. Holmes	Derek J. Leathers	Michelle D. Livingstone	M. Gayle Packer	Carmen A. Tapio	Alexi A. Wellman	%
Skills
Strategy Development and/or Risk Management	X	X	X	X	X		X	X	X	89%
CEO Position Held	X			X	X		X	X	X	67%
Information Technology, Cybersecurity and/or Artificial Intelligence			X	X	X		X	X	X	67%
Marketing and Sales	X	X		X	X		X	X		67%
Service as Public Company Officer or as a Director at Another Public Company	X	X	X	X	X	X			X	78%
Government Affairs, Public Policy, Regulatory				X	X	X				33%
Transportation Industry	X	X		X	X	X				56%
Corporate Governance	X	X		X	X		X		X	67%
Financial and/or Accounting		X		X	X			X	X	56%
Human Capital Management and/or Compensation	X	X			X	X	X		X	67%
Board Tenure
Approximate Years	5	9	2.5	8	6	4	1	5	5	N/A
RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 1

The Board unanimously recommends that stockholders vote FOR the election of each director nominee. A Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the election of all director nominees.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE DETERMINATIONS

The Board has affirmatively determined that all members of and nominees to our Board are independent pursuant to SEC and Nasdaq rules, except for Mr. Leathers. The Board has also determined that each member of Board committees satisfies the applicable independence requirements of Nasdaq and the SEC.

In making its independence determinations, our Board evaluated the following relationships and affirmatively determined that they did not materially affect the respective directors’ objectivity or independence:

•Ms. Livingstone is a member of the board of directors of Mastery Logistics Systems, Inc. (“MLSI”). We purchased MLSI’s cloud-based transportation management system solution. On January 24, 2023, we purchased a $25.0 million subordinated promissory note from MLSI and have invested in MLSI as described in notes 6, 7 and 9 to the Consolidated Financial Statements in our 2025 Form 10-K. Ms. Livingstone does not participate in board decisions at either MLSI or Werner regarding the MLSI-Werner relationship and is obligated to protect the Company’s confidential information.

•Ms. Tapio is the founder and CEO of North End Teleservices, LLC. The Company’s past transaction with North End Teleservices, LLC, which we believe was at arm’s length, is described in Transactions with Related Persons.

At its annual meeting, the Governance Committee reviewed the (i) legal and regulatory standards for assessing Board and Board committee independence, (ii) criteria for determining a director’s “audit committee financial expert,” “non-employee director” and “outside director” status, and (iii) responses to annual questionnaires completed by our directors and director nominees. After completing its review, the Governance Committee submitted its independence recommendations to our Board. Our Board then made its independence determinations based on the Governance Committee’s recommendations and after considering the information available to such committee.

ROLE AND LEADERSHIP OF THE BOARD OF DIRECTORS

One of the primary roles of the Board is to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders’ interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics designed to contribute to our overall success.

The Board appoints our Chairman and our CEO. Derek J. Leathers is serving in both roles, subject to his resignation, removal, or inability to serve due to death or incapacity, pursuant to our By-Laws. As Chairman, Mr. Leathers is actively involved in determining agendas for and presides over Board meetings and serves as a liaison between our Board and management.

We believe our current leadership structure, with a non-independent director serving as both Chairman and CEO, is effective for us. This configuration demonstrates to our stockholders, employees and customers that our primary leadership roles are served by a qualified person who has an extensive depth of knowledge about the Company’s business and industry and is committed to our development and success.

We also have a Lead Independent Director (Scott C. Arves) whose responsibilities include the following: (i) preside at Board meetings at which the Chairman and CEO is not present, including executive sessions of the independent directors, (ii) ensure that independent directors have adequate opportunities to meet and discuss issues without management present and call executive sessions of the independent directors as needed, (iii) review information sent to the Board and provide advice with respect to the agenda, schedule and other materials sent for Board meetings, (iv) communicate with the Chairman and CEO regarding discussions held in executive sessions of the Board, (v) serve as a liaison between the Chairman and CEO and the independent directors, (vi) be available for consultation and communication with major stockholders as deemed appropriate by the Board, (vii) lead the Board in succession planning for the Chairman and CEO, as well as succession planning for the Lead Independent Director, (viii) retain outside advisors and consultants who report directly to the Board on Board-wide issues, and (ix) be available to assist with the interviews of all director candidates and make recommendations to the Governance Committee. The Lead Independent Director Charter further describes the position and responsibilities of the role and is available under the Corporate Governance heading of our website.

Our independent directors regularly meet in “executive sessions,” which are meetings conducted without the presence of management. These executive sessions are typically conducted after each quarterly Board meeting and may also be held when deemed appropriate by the independent directors. Since his appointment as Lead Independent Director effective February 2023, Mr. Arves has presided over the executive sessions of the independent directors and acted as a liaison between the independent directors, management and the full Board. Further information regarding such executive sessions in 2025 is provided in Committees of the Board of Directors.

We believe that by having each Board committee (including their respective Chairs) and the majority of our Board comprised of independent directors (who meet regularly in executive sessions) and having a Lead Independent Director, we have an effective and strong Board leadership structure for the Company. Our Board has the flexibility to continue or modify our leadership structure in the future, as the Board deems appropriate.

BOARD OVERSIGHT OF RISK MANAGEMENT

Company management is responsible for risk assessment and mitigation on a Company-wide basis, and our Board oversees and reviews these risk management efforts overall. Our Board believes that risk oversight fundamentally includes understanding the material risks we confront and how management responds to such risks, as well as a comprehension of risk levels appropriate for us. Typically, management identifies and measures various risks facing the Company and analyzes the factors associated with such risks, such as the probability and frequency of occurrence and potential impact on our cash flow, financial results and overall business and operations. Diverse types of risk are identified which are generally competitive, economic, regulatory or technological in nature. Management then develops response plans to address, mitigate and monitor identified risks and also reports and discusses these risks and plans with the Board. In its risk oversight role, our Board regularly evaluates and confers with management about the objectives of and risks involved with each plan. The Board also considers risk when assessing our business strategies and objectives, which is also integral to the Board’s risk management and tolerance evaluations.

While our Board has overall responsibility for risk oversight, each of the Board committees considers certain risks within its respective area of responsibility. Our Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s financial statements and audits thereof, and any other financial reports the Company files with the SEC; systems of internal controls regarding financial reporting; and auditing, accounting and financial reporting processes generally. In consultation with the independent auditors and the Internal Audit Department, the Audit Committee reviews the adequacy of the Company’s internal control environment, risk management processes, and procedures designed to ensure compliance with laws and regulations. It oversees policies and procedures related to the protection of Company proprietary and customer information and compliance with data privacy requirements and risk management related to cybersecurity. It reviews with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

As discussed in Risk Management Related to Compensation, our Compensation Committee considers whether our executive compensation program encourages executive officers to take unreasonable risks relating to our business. Our ESG Committee identifies and assesses ESG risks and presents its findings to the Board and management. Our Governance Committee reviews risks related to legal and regulatory compliance concerning various corporate governance matters. The risk oversight roles of the Board, Audit Committee, Compensation Committee, ESG Committee, and Governance Committee do not impact our Board leadership structure because our Board is comprised of a majority of independent directors, and such Board committees consist entirely of independent directors.

CORPORATE GOVERNANCE POLICIES AND MATERIALS

The members of our Board possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company’s performance and compliance. These policies are also meant to provide our Board with practical guidelines that are regularly reviewed and can be appropriately revised and updated in response to regulatory developments and evolving business and governance practices. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies available on our website under the Corporate Governance heading. Pursuant to SEC rules, we will disclose amendments to or waivers from our Code of Corporate Conduct, as they relate to our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), on our website or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Corporate Conduct to the CEO, CFO or CAO.

INSIDER TRADING POLICY; HEDGING AND PLEDGING PROHIBITION

The Company is committed to promoting high standards of ethical business conduct and compliance with laws, rules, and regulations applicable to us. One of the ways we achieve these standards is the adoption of and compliance with an insider trading policy. The Company’s Insider Trading Policy, adopted by our Board and attached as an exhibit to our 2024 Form 10-K, governs the purchase, sale and/or other disposition of Company securities by the Company itself as well as by its officers, other employees, Board members, and certain family members of insiders. We believe the policy is reasonably designed to promote compliance with applicable insider trading laws, rules, regulations and Nasdaq rules.

In addition to other requirements, the policy generally prohibits hedging and pledging of the Company’s common stock by directors and executive officers (officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and other “designated insiders” (including Company officers; Board members; certain other persons who, due to their positions in the Company, may have access to material, nonpublic information; and entities controlled by any such persons). The prohibition restricts designated insiders and certain of their family members from, directly or indirectly, purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds), short sales including sales against the box, and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s common stock. The policy also provides that designated insiders shall not pledge, hypothecate, or otherwise encumber Company securities as collateral for indebtedness including, but not limited to, holding shares in a margin account or any other account that could cause such securities to be subject to a margin call or otherwise be available as collateral for a margin loan.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees, and (iv) discussions with management, the independent auditors and other consultants. The Board has four standing committees: the Audit Committee, the Compensation Committee, the ESG Committee, and the Governance Committee. The Governance Committee evaluates each committee’s composition and appoints committee members annually, subject to Board approval. A majority of full committee membership elects committee Chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time.

The Board delegates various responsibilities and authority to the committees to foster the effective governance of the Company. Each committee also meets periodically or when appropriate and reports their respective activities and actions to the full Board. The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board.

The composition of each Board committee is as follows:

BOARD COMMITTEE MEMBERSHIP AND 2025 MEETINGS HELD
Name	Audit Committee	Compensation Committee	ESG Committee	Governance Committee	Board of Directors
Scott C. Arves		X		Chair	X
Diane K. Duren		Chair	X		X
Michelle D. Greene	X			X	X
Jack A. Holmes		X		X	X
Derek J. Leathers					X
Michelle D. Livingstone	X		X		X
M. Gayle Packer	X		X		X
Carmen A. Tapio			Chair	X	X
Alexi A. Wellman	Chair	X			X
Number of Meetings	4	6	3	3	4(1)

(1)	Four executive sessions of the independent directors were held in 2025.

ATTENDANCE AT BOARD AND BOARD COMMITTEE MEETINGS AND 2025 ANNUAL MEETING

During 2025, each incumbent director attended and participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the periods that he or she served). Under normal circumstances, we encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All directors then serving attended our Annual Meeting of Stockholders in May 2025 with the exception of one director who had an unavoidable scheduling conflict. The number of meetings conducted in 2025 by the Board and each Board committee are provided in the preceding table.

AUDIT COMMITTEE

In accordance with Section 3(a)(58)(A) of the Exchange Act, our Board established a separately-designated standing Audit Committee, the primary purpose of which is to assist the Board in fulfilling its oversight responsibilities by reviewing the Company’s financial statements and audits thereof, and any other financial reports the Company files with the SEC; systems of internal controls regarding financial reporting; and auditing, accounting and financial reporting processes generally. Such oversight is performed in accordance with applicable SEC and Nasdaq rules. Please refer to the Report of the Audit Committee for the 2025 report. As more fully described in its charter, available on our website under the Corporate Governance heading, the Audit Committee’s oversight responsibility includes but is not limited to:
•Discussing the annual audit and resulting letter of comments with management;
•Reviewing with auditors and management the adequacy of the Company’s internal control environment, risk management processes, and procedures designed to ensure compliance with laws and regulations;
•Reviewing our financial statements with management and the independent auditors prior to their release;
•Appointing the independent auditors for the next fiscal year;
•Reviewing and approving all audit and non-audit services and fees;
•Overseeing the work of our internal audit department and independent auditors;
•Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities;
•Overseeing policies and procedures related to the protection of Company proprietary and customer information and compliance with data privacy requirements;
•Overseeing risk management related to cybersecurity; and
•Periodically reviewing our Code of Corporate Conduct and Insider Trading Policy.

The Audit Committee meets in executive session with our independent auditors and also in a separate executive session with the head of our internal audit department. These meetings are conducted without the presence of our management and occur at each quarterly Audit Committee meeting.

Audit Committee Independence and Financial Expert. Our Board has determined that each Audit Committee member (i) meets the independence criteria prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Exchange Act; (ii) is independent under Nasdaq rules; and (iii) has sufficient abilities for Audit Committee service under Nasdaq rules. The Board also designated Ms. Wellman as an “audit committee financial expert” under SEC rules.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for determining and approving the compensation of our executive officers. The Compensation Committee may consider the recommendations of our Chairman and CEO. Prior to making any such compensation determinations, the committee performs an annual review of all compensation elements for our executive officers, including, but not limited to, base salary, incentive cash bonuses and stock awards. Our Compensation Committee is tasked with evaluating and approving our overall executive compensation strategy and elements to ensure such components align with our business objectives, stockholder interests and responsible corporate practices and culture. Additionally, the Compensation Committee is responsible for recommending to the Board the compensation policies for our independent directors and overall Board members. The Compensation Committee has responsibility for determining awards of equity compensation pursuant to the stockholder-approved Werner Enterprises, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”) and for oversight of awards under such plan and the “Prior Plan” as defined therein, which includes the Werner Enterprises, Inc. Amended and Restated Equity Plan ratified by stockholders on May 14, 2013, and amended and restated on February 7, 2018 and February 23, 2021.

The 2025 report is contained in Report of the Compensation Committee. For more information about the Compensation Committee’s activities, refer to Compensation Discussion and Analysis and Report of the

Compensation Committee. The Compensation Committee’s functions are also described in its charter available on our website under the Corporate Governance heading.

Compensation Committee Independence. Our Board has determined that all current Compensation Committee members satisfy the applicable SEC and Nasdaq independence requirements. Each Compensation Committee member is also (i) a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2025 or on the date of this Proxy Statement. In 2025, no member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a “related person transaction” under SEC rules and in Transactions with Related Persons. During 2025, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

ENVIRONMENTAL SOCIAL AND GOVERNANCE COMMITTEE

The Company formed an ESG Committee effective January 1, 2022. The primary functions of the ESG Committee are to: (i) support and oversee Company policies, in conjunction with other Board committees, relating to environmental, social, corporate social responsibility, sustainability, and public policy matters relevant to the Company; and (ii) assist management in setting a balanced strategy relating to ESG matters and provide oversight to the Company’s underlying ESG programs and policies. The ESG Committee considers our business objectives and customer, investor, and other stakeholder priorities in making policy, program and strategy recommendations to the Board. Committee members also play an active role in the creation of our periodic Corporate Sustainability Report. A more complete description of the ESG Committee’s functions is provided in its charter available on our website under the Corporate Governance heading.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Governance Committee is comprised only of directors whom the Board has determined satisfy the applicable SEC and Nasdaq independence requirements. The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified potential candidates for election to the Board. The Governance Committee recommends for the Board’s approval the director nominees for any election of directors. This process is described further in Director Nomination Process.

The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of, and making recommendations to the Board with respect to, corporate governance policies and processes. The Governance Committee also monitors the effectiveness, and advises on the composition, structure and size, of our Board and Board committees. It also annually assists our Board with its independence and expertise determinations. The Governance Committee has oversight of the administration of our policies regarding “related person transactions” (as discussed in Transactions with Related Persons), and the committee reviews and approves or disapproves any such transaction when such approval is required by SEC and Nasdaq rules. A more complete description of the Governance Committee’s functions is provided in its charter available on our website under the Corporate Governance heading.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board established a process by which stockholders and other parties may communicate directly with members of the Board or the independent directors as a group. This process is described in our Stockholder Communications Procedure for Communicating with the Board of Directors, included under the Corporate Governance heading of our website. You may direct any matter intended for the Board or independent directors by writing to the intended recipients in care of our Corporate Secretary, as provided in Contacting the Corporate Secretary and Executive Offices. Generally, the Corporate Secretary will forward any received correspondence according to the stockholder’s instructions. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. A majority of our independent directors approved the process for collecting stockholder communications received by our Corporate Secretary on the Board’s behalf.

DIRECTOR NOMINATION PROCESS

General Policy. Nominees for election to the Board are generally identified and selected by our Governance Committee and the Board according to the process summarized below and described in our Director Selection Guidelines and Recommendation Policy (“Director Selection Policy”). The Director Selection Policy is available free of charge on our website under the Corporate Governance heading. Stockholders may also request a copy of the Director Selection Policy by contacting our Corporate Secretary as provided in Contacting the Corporate Secretary and Executive Offices. The Director Selection Policy was approved by the Board and is administered by the Governance Committee. The Governance Committee evaluates the Director Selection Policy periodically and may update and revise it from time to time, subject to Board approval, when it deems appropriate and as applicable SEC regulations or Nasdaq rules change. The Director Selection Policy provides that the Governance Committee may identify qualified candidates through a variety of methods, including referrals from independent consultants hired for such purpose or from Company leadership or the Board, and may consider director candidates recommended by stockholders in accordance with the Director Selection Policy. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process for the 2026 Annual Meeting.

Stockholder Recommendations for Director Candidates. Stockholders may recommend director candidates to the Governance Committee as provided in the Director Selection Policy. The Director Selection Policy provides, among other requirements, that the recommending stockholder must submit to the Governance Committee certain identifying information regarding the recommending stockholder and the candidate; information necessary to evaluate the candidate’s independence for Board and committee service under applicable SEC regulations and Nasdaq rules; a description of the candidate’s qualifications, including the recommending stockholder’s statement as to why the candidate would be a valuable addition to the Board; a description of certain arrangements and understandings pursuant to which the recommendation is being made; nominee representations and agreements required of all candidates in the Company’s By-Laws; the nominee’s responses to our form of questionnaire; all information necessary for proper disclosures regarding the nominee in our proxy statement under applicable SEC regulations, and such other information as the Governance Committee may reasonably require.

In order for a stockholder’s candidate to be evaluated and considered as a prospective nominee, the stockholder must submit the recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the mailing date of the previous year’s proxy statement. Stockholder recommendations of director nominees for the 2027 Annual Meeting must be submitted no later than the close of business on December 1, 2026.

Director candidates proposed by stockholders in accordance with the Director Selection Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate. As provided in the Director Selection Policy, the Governance Committee considers many factors in evaluating the suitability of individuals for Board membership, including without limitation those set forth in the Director Selection Policy.

Desirable Skills and Traits for Director Candidates. In evaluating the suitability of individuals for Board membership, the Governance Committee and the Board, as provided in the Director Selection Policy, will consider many factors, including without limitation the individual’s:
•educational background, accomplishments, credentials, professional and leadership experience, business and financial acumen, and capacity and desire to fulfill the duties of a Board member;
•character, integrity, candor, fairness, discretion, reputation for honesty, and ability to work constructively with others;
•capacity to devote sufficient time and diligence to the affairs of the Company and the Board, including preparing for meetings and engaging in the work of the Board;
•expertise in one or more of areas of business or Board oversight considered significant to the Company or the Board, taking into account the mix of Board member skills, core competencies and qualifications and the Board’s objectives at the time of such evaluation; and
•breadth of knowledge about issues affecting the Company or which may be relevant to the success of a publicly traded company and knowledge, or willingness and ability to quickly become knowledgeable, in critical aspects of the Company’s business, operations and governance (including the fiduciary duties of a director).

As provided in the Director Selection Policy, the Governance Committee or the Board may identify additional criteria a candidate must possess. Such additional criteria may include, for example, meeting Board and committee independence and qualification standards under applicable requirements. The Board considers it desirable if potential candidates complement and contribute to the Board’s overall effectiveness and composition. In this respect, the Board broadly considers and embraces Board members with a varying array of opinions, perspectives, skills, personal and professional experiences and backgrounds. In evaluating a candidate for re-election, the Governance Committee will review the candidate’s previous performance, including the level of and circumstances related to attendance at meetings and the candidate’s contributions to the Board and its processes.

The summary above is qualified entirely by reference to our Director Selection Policy. For stockholders that wish to formally propose a director nominee, versus making a recommendation to the Governance Committee under the Director Selection Policy, please refer to Stockholder Proposals.

DIRECTOR COMPENSATION AND BENEFITS

Only independent directors on our Board receive compensation for their service as one of our directors. The independent directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board.

Compensation of Directors for 2025. Our current 2025 annual compensation package for independent directors is comprised of the annual cash retainers and restricted stock awards provided in the Independent Director Annual Retainers and Fees table that follows. We also reimburse each independent director at cost for their reasonable out-of-pocket expenses incurred in connection with travel to Board and Board committee meetings or directly related to their service.

INDEPENDENT DIRECTOR ANNUAL RETAINERS AND FEES
Fee or Retainer	Amount and Frequency of Payment
Cash Retainer for Board Membership	$75,000 (paid in quarterly installments of $18,750 each)
Cash Retainer for the Lead Independent Director	$25,000 (paid in quarterly installments of $6,250 each)
Cash Retainer for the Audit Committee Chair	$15,000 (paid in quarterly installments of $3,750 each)
Cash Retainer for the Compensation Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Cash Retainer for the ESG Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Cash Retainer for the Governance Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Restricted Stock Award for Board Membership	$100,000 (three-year vesting period from the date of grant)

The Director Compensation for 2025 table presents the compensation of each independent director serving during 2025. This table does not include those directors who are also Company employees because such directors are not considered independent directors and thus did not receive any compensation in 2025 for their service on our Board. (Derek Leathers is a director and named executive officer, and the compensation paid to him by the Company is discussed in Executive Compensation and provided in the Summary Compensation Table.) Our independent directors do not participate in any benefit, pension or nonqualified deferred compensation plan of the Company or receive stock option or non-equity incentive compensation awards; thus, we have omitted columns that would otherwise be required by SEC rules.

DIRECTOR COMPENSATION FOR 2025
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Scott C. Arves	110,000	100,000	—	210,000
Diane K. Duren	85,000	100,000	—	185,000
Michelle D. Greene	75,000	100,000	—	175,000
Jack A. Holmes	75,000	100,000	—	175,000
Michelle D. Livingstone	75,000	100,000	—	175,000
M. Gayle Packer (3)	47,596	100,000	—	147,596
Carmen A. Tapio	85,000	100,000	—	185,000
Alexi A. Wellman	90,000	100,000	—	190,000

(1)
On May 13, 2025, each of the independent directors then serving on the Board received an annual award of 3,706 shares of restricted stock with a grant date fair value of $26.98 per share. The grant date fair value is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present values of estimated future dividends for the May 13, 2025 grants were calculated based on a $0.14 quarterly dividend amount per share and a 4.1% risk-free interest rate. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 11 of our Consolidated Financial Statements in the 2025 Form 10-K.

(2)
The aggregate number of shares of unvested restricted stock outstanding at December 31, 2025 for each independent director who served in 2025 is as follows: Mr. Arves 6,265; Ms. Duren 6,265; Ms. Greene 5,971; Mr. Holmes 6,265; Ms. Livingstone 6,265; Ms. Packer 3,706; Ms. Tapio 6,265; and Ms. Wellman 6,265. No option awards were outstanding.

(3)	Ms. Packer was appointed to the Board on May 13, 2025.

During 2025, restricted stock was granted to the independent directors then serving on the Board on May 13, 2025. The grants of restricted stock to the independent directors were made in accordance with our 2023 LTIP, and pursuant to the Restricted Stock Award Agreements, the restricted stock is subject to service-based vesting provisions. Beginning one year after the grant date of each award, the restricted stock will vest annually in three increments of 34%, 33% and 33%, respectively. The awards will then become fully vested on May 13, 2028. The independent directors do not have any voting or dividend rights with respect to such stock until it is vested, and there are not any post-vesting sales restrictions on the shares. (The 2023 LTIP was included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 9, 2023, and the Form of Restricted Stock Award Agreement was included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2023 filed with the SEC on August 8, 2023.) We did not grant any other forms of equity awards to our independent directors in 2025.

Director Stock Ownership. In February 2020, formal stock ownership guidelines for all independent directors were adopted. Stock ownership includes common stock owned (directly or indirectly) and time-vested restricted stock. Prior to March 2022, the ownership guidelines required independent directors to own stock with a market value equal to or in excess of 3.0 times the current independent director annual cash retainer for board membership. In March 2022, the stock ownership guidelines were updated to require independent directors to own stock with a market value equal to or in excess of 5.0 times the current independent director annual cash retainer for board membership. Independent directors have five years from the later of the date of this policy change or from their date of election to meet the ownership guidelines and are required to retain all restricted stock granted as fees for Board membership until such time as they meet the ownership guidelines. Mses. Duren, Tapio, and Wellman and Messrs. Arves and Holmes have already met the revised ownership guidelines. Mses. Greene, Livingstone, and Packer have each served as a director for less than five years. The individual stock ownership of each independent director is set forth in the table under Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners.

EXECUTIVE OFFICERS

Pursuant to the By-Laws, our Board appoints our executive officers from time to time. Our By-Laws provide that each executive officer holds his or her respective office until he or she resigns, is removed, or is unable to serve due to death or incapacity.

EXECUTIVE OFFICER INFORMATION

The table that follows identifies our current executive officers and the capacities in which they now serve. Set forth following the table is certain biographical information provided to us by these executive officers regarding their acquired business skills and experience.

EXECUTIVE OFFICERS
Name	Position with the Company	Age
Derek J. Leathers	Chairman & Chief Executive Officer	56
Nathan J. Meisgeier	President & Chief Legal Officer	52
Craig T. Callahan	Executive Vice President & Chief Commercial Officer	52
Eric J. Downing	Executive Vice President & Chief Operating Officer	53
James L. Johnson	Executive Vice President of Accounting Administration	62
Daragh P. Mahon	Executive Vice President & Chief Information Officer	57
Jim S. Schelble	Executive Vice President & Chief Administrative Officer	65
Christopher D. Wikoff	Executive Vice President, Treasurer & Chief Financial Officer	51

For information regarding the business experience of Derek J. Leathers, please refer to Director Information.

NATHAN J. MEISGEIER has served as our President and Chief Legal Officer since January 2024, including the role of Chief of Staff and overseeing Legal, Safety, Risk, Human Resources, Government Affairs, Driver Recruiting, Field Recruiting, the Roadmaster School Network, Terminal Management, Corporate Security, and Construction. He previously served since February 2018 as Executive Vice President and Chief Legal Officer, after having been Vice President and General Counsel since 2016 and fulfilling other legal leadership roles. Prior to joining Werner in 2005, he was a litigator at the Kansas City law firm of Stinson, Mag and Fizzell for seven years. He holds a juris doctorate from Harvard Law School. He is Chairman of the American Trucking Associations’ Legal Reform Advisory Council and serves on the American Trucking Associations Litigation Center board, among other positions in the transportation industry.

CRAIG T. CALLAHAN has served as our Executive Vice President and Chief Commercial Officer since February 2018. His primary responsibilities include leading sales and business development efforts across the Company’s entire suite of transportation and logistics service offerings, managing marketing and communications, and facilitating sustainability initiatives. He previously served since 2015 as Senior Vice President of Sales. Since joining the Company in 1995, he has also had other leadership roles in sales, customer service and operations. He holds a degree in finance and business management from Creighton University.

ERIC J. DOWNING has served as our Executive Vice President and Chief Operating Officer since January 2023. He previously served since 2016 as Senior Vice President of Dedicated, after having been Vice President of Specialized Services since 2012. Since joining the Company in 1998, he has also had roles in operations, marketing and Logistics. He was in the United States Air Force from 1991 – 1998 and works with Werner’s associate resource group for veterans. He has a degree from the University of Nebraska – Omaha in criminology and criminal justice. He serves on the board of the Truckload Carriers Association and on the executive committee of the Nebraska Trucking Association board.

JAMES L. JOHNSON is our Executive Vice President of Accounting Administration. He joined the Company in 1991 as Manager of Financial Reporting. He has since been appointed to the following positions: (i) Assistant Controller in 1992; (ii) Director of Accounting in 1994; (iii) Controller in 1996; (iv) Vice President and Controller in 2000; and (v) Senior Vice President and Controller in 2005. He also served as Werner’s Chief Accounting Officer from 2010 to March 2026 and Corporate Secretary from 1996 to August 2023. On February 24, 2026, Mr. Johnson advised the Company that he would be retiring as Chief Accounting Officer effective March 1, 2026. He will remain with the Company under his current role through the transition of his responsibilities. Mr. Johnson was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1985 until his employment with the Company in 1991. He graduated from Nebraska Wesleyan University with a degree in business administration with an emphasis in accounting.

DARAGH P. MAHON is our Executive Vice President and the Chief Information Officer responsible for driving the Company’s technology and information systems strategy, innovation and information technology operations. He brings more than 20 years of information technology and strategic leadership experience to the Company. Prior to joining the Company in 2020, he was employed at Vonage Business, Inc., a cloud communications provider, for six years with his last position held being Senior Vice President, Global IT and Business Applications, and was previously employed by Sage North America for 10 years. Outside of his corporate responsibilities, he is a member of the Forbes Technology Council, the Executive Committee for Tech Nebraska, the Chief Information Officer Advisory Board for Workday, and the Cloudflare Customer Advisory Board.

JIM S. SCHELBLE has served as our Executive Vice President and Chief Administrative Officer since May 2016 and has ongoing responsibilities related to Driver Recruiting, the Roadmaster School Network, and terminal operations. He previously served as Executive Vice President of Sales and Marketing since 2005. Prior roles since joining the Company in 1998 also include, among others, Senior Vice President of Sales and other leadership roles in sales and in development of our Dedicated business. He serves on the board of the Professional Truck Driver Institute. Prior to joining the Company, he spent 12 years with Roadway Express in various management positions within operations, sales, and marketing. He has a business administration degree from St. John’s University and a Master of Business Administration degree from Drake University.

CHRISTOPHER D. WIKOFF has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2023. He previously served since 2016 as Executive Vice President and Treasurer of West Technology Group, formerly Intrado Corporation, a cloud-based, global technology company, where he was responsible for strategic finance, accounting, treasury, tax, investor and lender relations and multiple finance shared service centers in the U.S., Europe and Asia. He served in various financial leadership roles over 16 years with Lucent Technologies, Avaya and CommScope. He graduated from the University of South Carolina Darla Moore School of Business with a business administration degree including a concentration in international business.

BENEFICIAL OWNERSHIP OF COMMON STOCK

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The Beneficial Ownership table sets forth certain information as of March 5, 2026, with respect to the beneficial ownership of our common stock by: (i) each of our current directors, director nominees and named executive officers; (ii) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock; and (iii) all current executive officers, directors and director nominees as a group.

On March 5, 2026, we had 59,950,115 shares of common stock outstanding. Except as otherwise indicated in the Beneficial Ownership table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth in the Beneficial Ownership table is Werner Enterprises, Inc., 14507 Frontier Road, Omaha, Nebraska 68138.

BENEFICIAL OWNERSHIP
	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned	Right to Acquire (1)	Total Shares	Percent of Shares Outstanding (2)
Scott C. Arves	8,223	—	8,223	*
Diane K. Duren	20,717	—	20,717	*
Michelle D. Greene	1,858	—	1,858	*
Jack A. Holmes	6,938	—	6,938	*
Michelle D. Livingstone	4,864	—	4,864	*
M. Gayle Packer	—	—	—	*
Carmen A. Tapio	8,738	—	8,738	*
Alexi A. Wellman	6,673	—	6,673	*
Derek J. Leathers (3)	416,894	—	416,894	*
Christopher D. Wikoff	12,824	—	12,824	*
Nathan J. Meisgeier	49,174	—	49,174	*
Eric J. Downing	30,788	—	30,788	*
Daragh P. Mahon	17,851	—	17,851	*
BlackRock, Inc. (4)	8,877,239	—	8,877,239	14.8%
The Vanguard Group (5)	6,420,141	—	6,420,141	10.7%
Dimensional Fund Advisors LP (6)	3,811,264	—	3,811,264	6.4%
FMR LLC (7)	3,403,993	—	3,403,993	5.7%
All current executive officers, directors and director nominees as a group (16 persons) (2)	795,863	—	795,863	1.3%
*Indicates beneficial ownership of less than 1%.

(1)	This column represents restricted stock, if any, that will vest within 60 days after March 5, 2026. The shares are not outstanding and may not be voted at the Annual Meeting.
(2)
The percentages are based upon 59,950,115 shares, which equal our outstanding shares as of March 5, 2026. In accordance with SEC rules, for individuals who hold restricted stock that will vest within 60 days of March 5, 2026, the number of shares of common stock on which the percentage is based also includes the number of such shares.

(3)	Consists of 176,894 shares held directly by Mr. Leathers and 240,000 shares held indirectly by Mr. Leathers through four grantor retained annuity trusts (“the GRATS”) established by Mr. Leathers as follows: (i) 43,392 shares held by Derek J. Leathers 2022-A Grantor Retained Annuity Trust; (ii) 81,740 shares held by Derek J. Leathers 2022-B Grantor Retained Annuity Trust; (iii) 29,294 shares held by Derek J. Leathers 2023 Grantor Retained Annuity Trust; and (iv) 85,574 shares held by Derek J. Leathers 2024 Grantor Retained Annuity Trust. Mr. Leathers is the trustee and sole beneficiary of the GRATS.
(4)
Based on Schedule 13G/A as of June 30, 2025, as filed with the SEC by BlackRock, Inc. BlackRock, Inc. claims sole voting power of 8,735,928 shares and sole dispositive power of 8,877,239 shares and does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G/A filing, the address of this stockholder is 50 Hudson Yards, New York, New York 10001.

(5)
Based on Schedule 13G/A as of December 29, 2023, as filed with the SEC by The Vanguard Group. The Vanguard Group does not claim sole voting power with respect to any shares and claims shared voting power of 51,540 shares, sole dispositive power of 6,302,496 shares, and shared dispositive power of 117,645 shares. According to the Schedule 13G/A filing, the address of this stockholder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Based on Schedule 13G/A as of December 29, 2023, as filed with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP claims sole voting power of 3,739,994 shares and sole dispositive power of 3,811,264 shares and does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G/A filing, the address of this stockholder is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)
Based on Schedule 13G as of September 30, 2025, as jointly filed with the SEC by FMR LLC and Abigail P. Johnson. FMR LLC claims sole voting power of 2,426,641 shares and sole dispositive power of 3,403,993 shares and does not claim any shared voting power or shared dispositive power with respect to any of these shares. Abigail P. Johnson does not claim sole voting power, shared voting power, or shared dispositive power with respect to any shares, and claims sole dispositive power of 3,403,993 shares. According to the Schedule 13G filing, the address of these stockholders is 245 Summer Street, Boston, Massachusetts 02210.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our registered class of equity securities (common stock), to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our executive officers and directors to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely upon our review of (i) the reports (including any amendments thereto) we filed on behalf of our officers and directors, (ii) copies of such forms furnished to us, and (iii) written representations from certain reporting persons that no other reports were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were timely complied with respect to 2025, with the exception of (i) a Form 4 filed May 21, 2025 by Ms. Packer with respect to a grant of restricted stock on May 13, 2025, and (ii) a Form 4 filed January 8, 2025 by H. Marty Nordlund reporting a December 18, 2024 gift of 3,891 shares of our common stock to a donor advised fund. Mr. Nordlund was the former EVP, Strategic Partnerships.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement identifies our Named Executive Officers (“NEOs”) and explains how our compensation policies and practices are developed and operate with respect to such NEOs. We also discuss and analyze our executive compensation program and the executive compensation amounts shown herein. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section. As indicated in that section, the Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is comprised solely of directors who are independent under SEC and Nasdaq rules.

Named Executive Officers. Our NEOs consist of the CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers as of December 31, 2025. Our five NEOs and the capacities in which they currently serve are identified in the table below.

2025 NAMED EXECUTIVE OFFICERS
Name	Position with the Company
Derek J. Leathers	Chairman & Chief Executive Officer
Christopher D. Wikoff	Executive Vice President (“EVP”), Treasurer & Chief Financial Officer
Nathan J. Meisgeier	President & Chief Legal Officer
Eric J. Downing	Executive Vice President (“EVP”) & Chief Operating Officer
Daragh P. Mahon	Executive Vice President (“EVP”) & Chief Information Officer

Executive Summary. The Company and its Compensation Committee believe our executive compensation program has been instrumental to our business and in helping us accomplish our objectives. We continually review the program to confirm it is appropriate and fair in view of our financial performance and size relative to our competitive peer group. (The peer group is identified in Competitive Peer Groups and Benchmarking.) Our total compensation mix allows us to retain qualified, innovative executive officers who possess the necessary experience and expertise to manage the Company, provide effective Company leadership, contribute to our long-standing success and create value for our stockholders.

The table below summarizes and compares our key 2025 and 2024 financial results. Our 2025 financial statements are included in the 2025 Form 10-K.

2025 AND 2024 FINANCIAL RESULTS
	2025 (1)	2024 (1)	Change (%)
Total revenues	$2,974,396	$3,030,258	(2)%
Operating income	$11,657	$66,148	(82)%
Earnings (loss) per diluted share	$(0.24)	$0.55	(143)%
Operating ratio (2)	99.6%	97.8%
Total shareholder return (1-year)	(14.9)%	(14.2)%
Total shareholder return (3-year cumulative)	(22.2)%	(21.7)%

(1)	Dollar amounts in thousands, except for per share amounts.
(2)	Operating expenses expressed as a percentage of operating revenues.

The Company’s financial results were impacted by the continued prolonged and challenging operating environment. Revenues for 2025 decreased 2% to $3.0 billion, while operating income decreased 82% to $11.7 million. Earnings per diluted share decreased 143% driven largely by One-Way Truckload restructuring and impairment charges, lower equipment gains, inflationary headwinds and rate pressures. One-Way Truckload continues to be pressured across the industry. We remain committed to specialized services in One-Way Truckload such as Expedited, Cross-Border Mexico and Engineered business. We have taken actions to restructure our One-Way operations and offering, that we believe will result in profitability enhancement, which we expect to be noticeable in the second quarter of 2026. Momentum in Dedicated remains positive, with a strong pipeline of opportunities and early realization of some rate increases. We believe customers remain focused on reliable and flexible transportation partners like Werner, who offer creative solutions with high service and scale. The strength of our Dedicated business, combined with the acquisition of FirstFleet in January 2026, creates a more scalable platform to drive sustainable, profitable growth for Werner’s future. In Logistics, we have seen the greatest reduction in cost to serve through tech-enablement, while Intermodal is growing at double-digits, and Final Mile is having more positive momentum than any other time in the last four years since our Final Mile acquisition. The Company’s cumulative total shareholder return (“TSR”) for the three-year period ended December 31, 2025 was (22.2%) and for the one-year period ended December 31, 2025 was (14.9%). Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2025 Form 10-K for more discussion of our 2025 financial results.

For 2025, Mr. Downing received an 18% base salary increase to align with base salaries reflected in competitive benchmarks based on his position of Chief Operating Officer, his growth in the role, and his increasing responsibilities. For 2025, Messrs. Leathers, Meisgeier and Mahon received smaller base salary increases to maintain their competitive positioning compared to competitive benchmarks. See Base Salary for more discussion of the 2025 base salaries. The Compensation Committee based the performance metrics and target goals for 2025 for the cash annual incentive program (“AIP”) on the achievement of revenues (excluding fuel surcharge) and operating income goals and on individual performance. The AIP payouts for 2025 performance for the NEOs ranged from 64.2% to 81.1% of target prior to the NEO’s voluntary forfeiture of 25% of the AIP payout due to the Company’s financial performance. See Cash Annual Incentive Compensation for more discussion of the 2025 AIP.

In February 2025, the Compensation Committee awarded equity-based long-term incentives to the NEOs split equally between restricted stock and performance stock at increased award values compared to 2024 for the NEOs except for Mr. Downing. The restricted stock vests in equal annual installments over a three-year period while the performance stock, if goals are achieved, cliff vests at the end of three years. The number of performance shares earned will range from 0% to 200% of the target shares for each NEO based on the level of attainment of the performance objectives (three-year average of the annual percentage change in earnings per diluted share with a three-year relative TSR modifier). See Long-Term Incentive Compensation for more discussion of the equity incentive awards.

Consideration of Stockholder Say-on-Pay Vote. At the Company’s Annual Meeting of Stockholders held in May 2025, the Board asked Company stockholders to indicate on an advisory and non-binding basis whether they approve the Company’s executive compensation (a “say-on-pay resolution”). This proposal was contained in the Company’s 2025 proxy statement dated March 31, 2025, in accordance with Section 14A of the Exchange Act.

Stockholder votes were cast 92% in favor of our say-on-pay resolution to approve, on an advisory basis, the compensation of our NEOs. The Company and the Compensation Committee believe this affirms our stockholders’ support of the Company’s approach to executive compensation and executive compensation program objectives. While such vote is advisory and non-binding, the Board and the Compensation Committee value our stockholders’ opinions expressed in such vote and consider the voting outcome in making executive compensation decisions.

2025 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:
•Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today’s competitive markets and industry.
•Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.

•Support our Purpose Statement and guiding corporate principles. (Our Purpose Statement is included on our website under the About Werner heading.)

The Compensation Committee carries out our executive compensation objectives by applying the following principles:
•Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of an outside advisor and compensation consultant to assist with determining how our executive compensation program compares to those of other companies.
•Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer’s individual performance and contribution to our overall business goals, and (iii) the performance of the executive officer’s area of responsibility when evaluated in light of overall Company performance and the year’s market, industry and economic conditions.
•Encourage our executive team to consider current and long-term opportunities and reasonable risks that result in positive Company performance and financial growth, as well as industry innovation, consistent stockholder value and lasting collaborations with our customers and partners.
•Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers’ interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests. We have adopted executive stock ownership guidelines, and our Insider Trading Policy generally prohibits hedging and pledging to further this principle.
•Limit executive perquisites.
•No tax gross-ups.

Elements of Executive Compensation. The elements of our 2025 executive compensation program are: (i) base salary, (ii) cash annual incentive compensation, (iii) long-term incentive compensation, and (iv) perquisites and benefits. The following discussion explains these elements and their primary purposes with respect to our 2025 executive compensation program.

The table below summarizes our total compensation mix for 2025. It excludes certain items that are reflected as “All Other Compensation” for 2025 in the Summary Compensation Table. Such items are not typically considered in the Compensation Committee’s pay deliberations because the amounts are not material and, in certain cases, non-recurring.

2025 PAY ELEMENTS
	Base Salary (1)	Annual Incentive Compensation (2)	Restricted Stock	Performance Stock (2)	Variable Compensation (3)
CEO	15%	19%	33%	33%	85%
Other NEOs	36%	28%	18%	18%	64%

(1)	Annual base salary rate set by the Compensation Committee in February 2025.
(2)	Cash and equity incentive compensation calculated at the target level of performance.
(3)	Variable compensation includes annual incentive compensation, restricted stock, and performance stock.

Base Salary. Base salary is a fixed element of compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer’s base salary is commensurate with such person’s responsibility, experience, tenure and job performance. Base salaries are reviewed on an annual basis and at the time of promotion or other change in job function and responsibilities. A number of factors are considered when determining individual salary levels. These factors include, but are not limited to, (i) the individual’s overall performance and the level of responsibility and complexity of the executive’s job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer’s salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and (vi) salaries paid by companies within our competitive peer group for the same or similar positions. Market adjustments to executive base salaries may be made when there is a significant change in an officer’s position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group. The following 2025 base salaries were approved by the Compensation Committee for the NEOs.

BASE SALARY
Name	2024 Base Salary ($)	2025 Base Salary ($)	Change (%)
Derek J. Leathers	945,000	980,000	4%
Christopher D. Wikoff	520,000	520,000	—%
Nathan J. Meisgeier	525,000	550,000	5%
Eric J. Downing	410,000	485,000	18%
Daragh P. Mahon	405,000	445,000	10%
On February 12, 2026, the Compensation Committee approved base salaries for the NEO’s for 2026 at the same amounts as the 2025 base salaries.

Cash Annual Incentive Compensation. The 2025 AIP established target cash award amounts as a percentage of base salary by executive position. For 2025, target cash annual incentive payouts as a percentage of base salary remained the same at 125% for the CEO and 80% for the other NEO’s. The 2025 AIP considers three performance metrics, with the financial metrics tied to pre-defined goals (40% operating income; 30% revenues less fuel surcharge revenues (“FSC”); and 30% individual performance). Individual performance for the executive officers included predefined areas of improvement or strategic milestones under the executive’s purview to be achieved during the year. The 2025 payout opportunities ranged from 0% to 200% of target depending on performance versus the goals. The table below shows the calculation of the AIP performance results.

2025 ANNUAL INCENTIVE PLAN PERFORMANCE RESULTS
AIP Measure	Target (1)	Final Results (1)	Achieved (%)	Weight (%)	AIP Payout (% Target)
Operating income (2)	$110.0	$58.1	0%	40%	0%
Revenues less FSC (3)	$2,767.0	$2,740.5	95.2%	30%	28.6%
Individual performance	Varies by NEO		118.8% to 175.0%	30%	35.6% to 52.5%
Total				100%	64.2% to 81.1%

(1)	Dollar amounts in millions.
(2)
Final results exclude (i) a credit adjustment of $31.0 million to insurance and claims expense for interest reversed during 2025 related to an adverse jury verdict rendered in 2018, which ended in the Company’s favor in June 2025, (ii) an adjustment of $21.4 million related to the settlement of a class action lawsuit and the associated legal fees, (iii) an adjustment of $10.1 million of amortization expense related to intangibles, (iv) an adjustment of $44.2 million of restructuring and impairment charges, (v) an adjustment of $1.3 million for severance and (vi) an adjustment of $0.4 million for merger and acquisition costs. The Compensation Committee determined the credit adjustment should be deducted from and the other adjustments should be added back to the reported 2025 operating income for purposes of the 2025 AIP payouts.

(3)	Operating revenues less trucking fuel surcharge revenues.

The Compensation Committee believes the 2025 AIP aligns pay for performance and the interest of management with stockholders. The table that follows shows the calculation of the AIP payouts achieved for the NEOs for 2025, which are disclosed in the Summary Compensation Table. The 2025

AIP payments occurred in February 2026. Please refer to Grants of Plan-Based Awards for 2025 for additional information regarding the AIP.

CASH ANNUAL INCENTIVE COMPENSATION
Name	2025 Base Salary ($)	Target Payout (% Salary)	Target AIP Payout ($)	AIP Payout (% Target)	Calculated 2025 AIP Payout ($)	Less 25% ($) (1)	Actual AIP Payout ($)
Derek J. Leathers	980,000	125.0%	1,225,000	81.1%	993,475	(248,369)	745,106
Christopher D. Wikoff	520,000	80.0%	416,000	72.1%	299,936	(74,984)	224,952
Nathan J. Meisgeier	550,000	80.0%	440,000	69.8%	307,120	(76,780)	230,340
Eric J. Downing	485,000	80.0%	388,000	64.2%	249,096	(62,274)	186,822
Daragh P. Mahon	445,000	80.0%	356,000	68.6%	244,216	(61,054)	183,162

(1)	In addition to the NEOs, the Company's executive vice presidents and senior vice presidents voluntarily forfeited 25% (one quarter) of their 2025 AIP payout due to the Company's financial results.
On February 12, 2026, the Compensation Committee approved target AIP payout percentages for the NEO’s for 2026 at the same percentages as the 2025 target AIP payout percentages.

Long-Term Incentive Compensation. Our long-term incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development. The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders’ interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers.

Under our 2023 LTIP, the Compensation Committee may grant stock options, SARs, restricted or unrestricted stock, restricted stock units (“RSUs”), performance stock, and cash-based opportunities to our executive officers, non-employee directors and consultants. None of our restricted or performance stock awards give the recipient any voting or dividend rights until such award vests, nor do their terms include any post-vesting sales restrictions.

The grant date of an equity award generally is the same date as the meeting at which the Compensation Committee decides to make the award, after giving consideration to timing, any material non-public information and related policies and procedures impacting such decisions as reflected in our Insider Trading Policy.

As provided in the Insider Trading Policy, the Compensation Committee generally seeks to avoid timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. It generally strives to make its regular, annual equity award grants in consistent timeframes each year and to make all equity award grants during open trading windows under the policy. This timing generally allows the making of awards when the Compensation Committee believes that the Company, Board members, and the award recipients are not likely to possess material nonpublic information. The Compensation Committee may deviate from its regular grant schedule should it determine that it is inadvisable for any reason under the circumstances to make grants. For instance, a compensation program redesign or a Company transaction may interfere with readiness for the grant.

In addition to the considerations above, if the Compensation Committee is aware of material nonpublic information when it would otherwise make grants of stock options, stock appreciation rights or similar option-like instruments, it will consider whether and how that fact should impact timing and terms of such awards. The Compensation Committee is cognizant of disclosures required for any such grants to NEOs that are within a period beginning four business days before the filing or furnishing of a Form 10-K, Form 10-Q or Form 8-K that discloses material nonpublic information and ending one business day after the filing or furnishing of such report.

2025 Long-Term Incentive Compensation. In February 2025, the Compensation Committee, in its sole discretion, awarded Messrs. Leathers, Wikoff, Meisgeier, Downing, and Mahon restricted stock and performance stock for 2025. The restricted stock vests in three annual increments of 34%, 33% and 33% beginning February 13, 2026 (one year after the grant date), subject to continued employment. The performance stock is earned based upon the level of attainment by the Company of the three-year average of the annual percentage change in annual earnings per diluted share for the three-year period from January 1, 2025 to December 31, 2027, as established by the Compensation Committee. The Compensation Committee works with management to develop performance objectives that it believes are rigorous and challenging to achieve and that would contribute to our overall financial goals and create stockholder value. The number of shares that may be earned will range from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective. In addition, the final number of performance stock shares earned is subject to a TSR modifier that can increase or decrease the vesting percentage by 25% based on the Company’s TSR for the three-year period ending December 31, 2027, relative to the TSR of the following eight trucking peers for the same period: Covenant Logistics Group, Heartland Express, Hub Group, J.B. Hunt, Knight-Swift Transportation, Landstar System, Marten Transport, and Schneider National (collectively referred to as, “TSR Peer Group”). Any performance stock earned will vest on February 13, 2028, generally subject to continued employment as described in Arrangements and Potential Payments upon Termination or Change in Control. The target grant date values of the stock awards are as follows: Mr. Leathers –$4,200,000; Messrs. Wikoff and Downing – $500,000; Mr. Meisgeier – $600,000; and Mr. Mahon –$450,000. The target value granted to each of these NEOs was split equally between restricted stock and performance stock. On February 12, 2026, the Compensation Committee approved stock awards for the NEO’s for 2026 at target grant date values equal to the 2025 awards except for an additional $200,000 of performance stock granted to Mr. Leathers.

2024 Long-Term Incentive Compensation. In February 2024, the Compensation Committee, in its sole discretion, awarded the NEOs restricted stock and performance stock for 2024. The performance stock is earned based upon the level of attainment by the Company of a cumulative earnings per diluted share performance objective for the two-year period from January 1, 2024 to December 31, 2025, as established by the Compensation Committee. The number of shares that may be earned will range from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective. In addition, the final number of performance stock shares earned is subject to a TSR modifier that can increase or decrease the vesting percentage by 25% based on the Company’s TSR for the three-year period ending December 31, 2026, relative to the TSR Peer Group. Any performance stock earned will vest on February 9, 2027, generally subject to continued employment as described in Arrangements and Potential Payments upon Termination or Change in Control. The Compensation Committee has determined that (i) insurance and claims credit of $31.0 million in 2025 and expense of $4.5 million in 2024, for interest reversed and accrued, respectively, during those years related to an adverse jury verdict rendered in 2018, which ended in the Company’s favor in June 2025, (ii) amortization expense related to intangibles of $10.1 million in both 2025 and 2024, (iii) expense of $21.4 million related to the settlement of a class action lawsuit in 2025 and the associated legal fees, (iv) restructuring and impairment charges of $44.2 million in 2025, (v) severance expenses of $1.3 million in 2025, (vi) merger and acquisition expenses of $0.4 million in 2025 and (iii) net gains on investments of $0.6 million in 2025 and $8.5 million in 2024 are unusual items not reflective of management performance that should be adjusted for in the calculation of the two-year cumulative earnings per diluted share for purposes of determining the achievement level of the 2024 performance shares. Cumulative earnings per diluted share from January 1, 2024 to December 31, 2025, adjusted for the items above, amounted to $0.82, which is below threshold, resulting in a payout of 0% of target (no payout).

In December 2024, the Board, after seeking input from the Compensation Committee, our Chairman and CEO and advice from our compensation consultant, awarded Messrs. Wikoff, Meisgeier, Downing and Mahon a supplemental grant of restricted stock to support our continuity of leadership and shareholder alignment objectives. The restricted stock vests in full on December 2, 2027 (100% on the third anniversary from the grant date), subject to continued employment. The grant date fair values of the restricted stock awards are as follows: Mr. Wikoff – $200,000; Messrs. Meisgeier and Downing – $500,000; and Mr. Mahon – $400,000. Mr. Leathers did not receive a supplemental grant.

2023 Long-Term Incentive Compensation. In February 2023, the Compensation Committee, in its sole discretion, awarded the NEOs restricted stock and performance stock for 2023. The 2023 performance stock was eligible to be earned based upon the level of attainment by the Company of a cumulative earnings per diluted share performance objective for the two-year period from January 1, 2023 to December 31, 2024, as established by the Compensation Committee. The number of shares that could be earned ranged from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective. In addition, the final number of performance stock shares earned is subject to a TSR modifier that could increase or decrease the vesting percentage by 25% based on the Company’s TSR for the three-year period ending December 31, 2025, relative to the TSR Peer Group. Any performance stock earned would have vested on February 10, 2026, generally subject to continued employment as described in Arrangements and Potential Payments upon Termination or Change in Control. The Compensation Committee has determined that (i) insurance and claims expense of $4.5 million in 2024 and $5.7 million in 2023, for interest accrued during those years related to an adverse jury verdict rendered in 2018, which ended in the Company’s favor in June 2025, (ii) amortization expense related to intangibles of $10.1 million in 2024 and $10.3 million in 2023, and (iii) net gains on investments of $8.5 million in 2024 and net losses on investments of $1.3 million in 2023 are unusual items not reflective of management performance that should be adjusted for in the calculation of the two-year cumulative earnings per diluted share for purposes of determining the achievement level of the 2023 performance shares. Cumulative earnings per diluted share from January 1, 2023 to December 31, 2024, adjusted for the accrued interest, amortization expense, and net gains and losses on investments, amounted to $2.58 which is below threshold, resulting in a payout of 0% of target (no payout).

In May 2023, the Compensation Committee awarded Mr. Wikoff restricted stock with a grant date fair value of $1,000,000 in connection with his appointment as Chief Financial Officer. Mr. Wikoff’s restricted stock will vest in five annual increments of 20% each beginning May 9, 2024 (one year after the grant date), subject to continued employment.

Perquisites and Benefits. Our executive compensation program includes limited executive perquisites (not grossed up for taxes) that we believe are reasonable and consistent with our overall compensation objectives. Our Compensation Committee periodically reviews the perquisites provided to executive officers. The perquisites offered under our 2025 executive compensation program were as follows:
•Country Club Membership. In 2025, we paid country club membership fees and other business-related and reasonably incurred expenses for certain NEOs, and we received full reimbursement from those individuals for any personal expenses incurred. We provide these memberships for our benefit, notwithstanding the incidental personal benefit.
•Company Vehicle. We provide a Company vehicle to Mr. Leathers for business and personal use. We are responsible for paying the operating expenses of this vehicle, except for fuel.
•Medical Care Membership Program. We provide certain NEOs with membership in a medical care program, which provides for an annual physical examination and unlimited direct access to a primary care physician. We believe the program allows our NEOs to devote more time to our business while promoting their health and wellness.
•Personal Use of Corporate Aircraft. Mr. Leathers is eligible to use the Company’s aircraft for limited personal use. Personal use for 2025 was limited to $100,000 per year based on the Company’s incremental cost of the personal flights. To the extent any personal travel on our aircraft results in imputed income to the executive, the Company does not provide any gross-up payments to cover the personal income tax obligation.

In 2025, we offered the following benefits to our executives: (i) health, dental and vision plans; (ii) other voluntary insurance plans, including life and disability; (iii) 401(k) retirement savings plan; (iv) employee stock purchase plan; and (v) nonqualified deferred compensation plan (see Nonqualified Deferred Compensation for 2025). These benefits are available to our NEOs on the same terms as provided to other eligible employees.

The aggregate incremental cost of perquisites and other benefits provided to the NEOs is shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in All Other Compensation for 2025.

Role of the Compensation Consultant. Frederic W. Cook & Co. (the “Consultant”) is an independent executive compensation consulting firm engaged by the Compensation Committee. The Compensation Committee has assessed the independence of the Consultant and determined that the Consultant’s work did not raise any conflicts of interest.

The Consultant assists the Committee in its evaluation of the compensation for our executives. The Compensation Committee engages the Consultant to (i) review and recommend any changes to the Company’s competitive peer group, (ii) prepare an executive compensation benchmarking review to include a competitive analysis of the compensation of the Company’s executives in comparison to our peer group, and (iii) review the Company’s compensation program and philosophy and recommend changes based on the Company’s business objectives, compensation trends and best practices to incorporate a mix of short-term and long-term incentive components and align pay for performance.

The Consultant reports directly to the Compensation Committee, although it may work in cooperation with management only as required to carry out its obligations to the Compensation Committee. Without the Compensation Committee’s prior approval, the Consultant will not perform any services for us or our management. During 2025, the Company paid fees to the Consultant only for advising the Compensation Committee on the amount or form of executive and director compensation. The Company did not pay the Consultant any fees for additional projects or services.

Competitive Peer Groups and Benchmarking. The companies in the peer group were selected by first reviewing the Company’s peer group from the prior year. U.S.-based public companies in trucking, air freight & logistics and railroads with revenues approximately one-third to three times the Company’s annual revenues with a preference for long-haul trucking or logistics competitors were then reviewed. From this review, it was determined to remove Daseke (acquired by TFI International in 2024) and add Radiant Logistics, RXO and TFI International to the peer group.

2025 COMPETITIVE PEER GROUP
ArcBest	J.B. Hunt	Radiant Logistics
Covenant Logistics Group	Knight-Swift Transportation	RXO
Forward Air	Landstar System	Saia
Heartland Express	Marten Transport	Schneider National
Hub Group	Old Dominion Freight Line	TFI International

The Compensation Committee has not historically set compensation elements for each executive to meet specific benchmarks based on peer group data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company and individual performance.

Compensation Determination Process. The Compensation Committee makes all annual compensation decisions for our NEOs.

When determining total compensation, we apply a consistent approach for all NEOs. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. The Compensation Committee’s determination of compensation levels for our NEOs therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective NEO.

The Compensation Committee determines each component of an NEO’s compensation based on its collective assessment of the officer’s performance, the Company’s overall financial performance and recommendations of our Chairman and CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent outside consultant when deciding compensation for our NEOs. The Compensation Committee meets annually (near the end of the year) to review the compensation of our NEOs. The Compensation Committee also meets during the first quarter of each year to determine the level of attainment of prior year performance objectives as they relate to the AIP and the grant of performance stock in prior years and to consider base salary levels, the AIP and granting new equity or incentive compensation awards for the current year and setting performance objectives related to each. Our Chairman and CEO is not present during the Compensation Committee’s deliberation and determination of his own compensation.

Risk Management Related to Compensation. When reviewing and implementing the executive compensation program, the Company and our Compensation Committee formulate and adhere to certain practices that facilitate consistent leadership and decision-making among our executive officers. The Compensation Committee assesses whether our program and practices are reasonably likely to have a material adverse effect on the Company and concluded they do not. The Compensation Committee does not believe our executive compensation program and practices are designed to promote or encourage unreasonable risk for the following reasons:
•Base salaries are fixed amounts determined on an annual basis and are established after considering a broad range of factors including competitive pay sources (rather than specific performance measures).
•Annual cash incentive compensation represents a significant portion of our executive officers’ total cash compensation and is awarded under our AIP. The AIP allows for the Compensation Committee to exercise some discretion through an individual performance metric, in addition to the financial performance metrics. Annual incentive targets are thoroughly vetted by management and the Compensation Committee, and goals are set taking into consideration the probability of achievement. Payouts are capped at 200%, are formulaic based, and are subject to our Clawback Policy described in Incentive-Based Compensation Recoupment.
•Long-term incentive compensation is important to further aligning our executive officers’ interests with those of our stockholders, and it balances short- and long-term decision-making by our executives. Long-term incentive compensation is split between time-based restricted stock and performance stock. The time-based restricted stock vests ratably over three years. Performance stock has achievement levels capped at 200%, with a relative TSR modifier, and three-year cliff vesting, and is subject to our Clawback Policy described in Incentive-Based Compensation Recoupment.
•The vesting of stock awards granted under our 2023 LTIP and the Prior Plan may be prohibited if an executive officer is terminated for cause or under other circumstances as provided therein.
•Our executives have significant stock ownership in the Company, subject to stock ownership guidelines and a general hedging and pledging prohibition. With respect to their stock ownership, our executive officers could lose significant value if our stock price was exposed to unreasonable risk.

When structuring overall compensation practices for our non-executive employees, we consider whether our practices incentivize unreasonable risk-taking behavior and could consequently impact our risk management and oversight. We also evaluate the mix of pay and the elements of our compensation programs as they apply to employees generally. Our non-executive employee compensation practices are reviewed in the context of current and significant risks to determine if the practices encourage or induce employees to take unreasonable risks, and we also take into account our other policies and procedures that operate to monitor and deter unreasonable risk (such as disciplinary or record-keeping policies). Management also notifies our Compensation Committee of significant and across-the-board modifications to employee compensation practices. We concluded that our non-executive employee compensation practices do not encourage risks that are reasonably likely to have a material adverse effect on us.

Hedging and Pledging Prohibition. NEOs are subject to general prohibitions on hedging and pledging of the Company’s common stock as described in Insider Trading Policy; Hedging and Pledging Prohibitions.

Executive Stock Ownership. The Company’s executive officers are subject to stock ownership guidelines. Stock ownership includes: (i) common stock owned (directly or indirectly), (ii) time-vested restricted stock, (iii) performance stock already earned and subject to continued time vesting, and (iv) benefit plan shares. Ownership guidelines vary based on position and require the executive to own stock with a market value equal to or in excess of a specified multiple of the officer’s base salary. During 2025, the executive ownership guidelines were as follows: CEO – 7.0 times and President and Executive Vice Presidents – 3.5 times. Any officer not meeting the ownership guidelines will be required to retain 75% of after-tax shares earned from long-term incentives until the ownership guideline is achieved. All of the Company’s executive officers had met their ownership requirement, other than Messrs. Mahon and Wikoff who are in full compliance with the retention requirement.

Incentive-Based Compensation Recoupment. The Company’s current Clawback Policy, effective as of December 1, 2023, was included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024. The Clawback Policy applies only to “Incentive-Based Compensation” that is “Received” by an “Executive Officer” (each as defined in the Clawback Policy) and only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Incentive-Based Compensation Received by the Executive Officer during the three completed fiscal years immediately preceding the date that the Company is required to prepare such accounting restatement is subject to the Clawback Policy, provided that such compensation was Received after beginning service as an Executive Officer and that such person served as an Executive Officer at any time during the performance period applicable to the Incentive-Based Compensation in question. Subject to all other terms and conditions of the Clawback Policy, the amount of Incentive-Based Compensation subject to such policy is the amount Received by an Executive Officer that exceeds the amount that otherwise would have been Received had it been determined based on the restated amounts. Equity award agreements with our Executive Officers granted after the Clawback Policy effective date refer to such policy, and the 2023 LTIP provides that any awards granted thereunder are subject to any clawback or recoupment policy which the Company may adopt from time to time.

Tax Deductibility of Executive Compensation; Accounting Considerations. Generally, executive compensation is accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive. The limitations under Section 162(m) of the Internal Revenue Code apply to the Company’s CEO, CFO, and other NEOs (collectively, the covered persons), and anyone who was a covered person after December 31, 2016. The Company will be denied a deduction for any compensation exceeding $1,000,000 for such covered persons, regardless of whether the compensation is performance-based compensation. The Compensation Committee carefully considers and monitors the effect of Section 162(m) on the elements of our executive compensation program and will strive to structure executive compensation to preserve its tax deductibility under Section 162(m) without sacrificing our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. Because of the importance of linking pay and performance, the Compensation Committee expects to continue to impose performance conditions on its annual and long-term incentive compensation elements.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.
In conjunction with the preparation of the 2025 Form 10-K and this Proxy Statement, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis (required by Item 402(b) of the SEC’s Regulation S-K) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2025 Form 10-K.
Diane K. Duren, Chair
Scott C. Arves
Jack A. Holmes
Alexi A. Wellman

EMPLOYMENT AND OTHER ARRANGEMENTS

Except for Messrs. Wikoff and Mahon, each of our NEOs has been an employee of the Company for at least ten years. None of our NEOs has a written employment agreement with us.

ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In February 2021, the Board adopted the Werner Enterprises, Inc. Change in Control Severance Plan (“CIC Plan”), which was included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021. The CIC Plan covers the NEOs and applies only to qualifying terminations in connection with a change in control (i.e., double trigger). The protection period for the CIC Plan is 24 months beginning on the date of the change in control. In the event an NEO is terminated without “cause” or voluntarily resigns for “good reason” (each as defined in the CIC Plan) within the protection period noted above, the CIC Plan provides for cash severance payments ranging from 1.5 to 2.5 times annual base salary plus target AIP bonus and provides for limited continuation of some benefits. The CIC Plan provides that “change in control” shall have the same meaning as in the 2023 LTIP.

Our 2023 LTIP and Prior Plan permit the vesting of outstanding equity awards upon certain termination or resignation actions following a “change in control” (as defined in the applicable plan). They provide that if a NEO is terminated other than for “cause” or voluntarily resigns for “good reason” (each as defined in the applicable plan) within the period beginning upon a change in control and ending on the second anniversary of the change in control, then (i) all outstanding stock options and SARs will become fully exercisable and (ii) all conditions, performance objectives and restrictions (other than those imposed by law) on outstanding restricted stock, RSUs and performance stock will be deemed satisfied as of the executive officer’s employment termination date. Our 2023 LTIP and Prior Plan also provide that upon death of a participant, (i) all service period restrictions applicable to restricted stock and RSUs will lapse and such shares shall become fully vested and (ii) for any unearned performance shares, the performance objectives will be evaluated for actual performance to date and the resulting number of shares shall become fully vested and earned. Under award agreements, (i) vesting upon “disability” (as defined in the applicable plan) for time-vesting restricted stock awarded on or after May 9, 2023 and for performance stock is treated the same as vesting in the event of death, and (ii) performance stock awarded to a grantee who thereafter retires remains eligible to vest with vesting to be based on actual achievement of goals at the end of the performance period and subject to the requirements, among others, that (x) as of the retirement date, the “rule of 70” is met (grantee is at least 55 years of age and the grantee’s age plus years of service with the Company equals at least 70) and (y) at least 12 months have elapsed since the grant date.

None of our NEOs has or had a separate severance agreement or severance benefit arrangement with us.

The following table summarizes potential payments upon termination or change in control for the NEOs who were still serving as executive officers as of December 31, 2025. Except as specifically indicated in the footnotes to the table below, we used the following assumptions in calculating the amounts included in the table and discussed below:
•As required by SEC rules, we assume the triggering event causing the payment occurred on December 31, 2025, the last business day of our last completed fiscal year, and the price per share of our common stock was $30.01, the Nasdaq closing market price on such date. We used such price for calculating the value of accelerated stock award vesting under our 2023 LTIP and Prior Plan, or agreements thereunder, which is explained in notes (3) through (5) to the table below.
•We treat all amounts of base salary and annual cash incentive that were earned and accrued, including any 401(k) matching contributions, as of the date of the triggering event as paid immediately prior to the triggering event.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Event of Termination	Severance ($) (1)	Stock-Based Awards ($)		Perquisites and Other Benefits ($) (2)	Total ($)
Derek J. Leathers	Termination without cause or resignation for good reason within 24 months following a change in control	5,512,500	5,148,876	(3)	33,253	10,694,629
	Death	—	3,229,556	(4)	—	3,229,556
	Disability	—	2,841,917	(4)	—	2,841,917
	Retirement	—	—	(5)	—	—
Christopher D. Wikoff	Termination without cause or resignation for good reason within 24 months following a change in control (3)	1,404,000	1,125,195		19,774	2,548,969
	Death (4)	—	896,699		—	896,699
	Disability (4)	—	896,699		—	896,699
	Retirement (5)	—	—		—	—
Nathan J. Meisgeier	Termination without cause or resignation for good reason within 24 months following a change in control (3)	1,980,000	1,090,533		26,602	3,097,135
	Death (4)	—	816,332		—	816,332
	Disability (4)	—	773,238		—	773,238
	Retirement (5)	—	—		—	—
Eric J. Downing	Termination without cause or resignation for good reason within 24 months following a change in control (3)	1,309,500	994,441		19,952	2,323,893
	Death (4)	—	765,945		—	765,945
	Disability (4)	—	728,253		—	728,253
	Retirement (5)	—	—		—	—
Daragh P. Mahon	Termination without cause or resignation for good reason within 24 months following a change in control (3)	1,201,500	848,383		19,952	2,069,835
	Death (4)	—	642,754		—	642,754
	Disability (4)	—	605,062		—	605,062
	Retirement (5)	—	—		—	—

(1)
Represents lump sum cash severance payments, in accordance with the CIC Plan, equal to each NEO’s Tier Level Multiplier, ranging from 1.5 to 2.5, times the sum of each NEO’s (i) 2025 base salary and (ii) 2025 target cash incentive. The amounts are to be paid within 60 days following the date of the triggering event.

(2)	Under the CIC Plan, this represents the estimated employer portion of premium costs for the continuation of medical, and dental coverage under COBRA for a period (in months) equal to each NEO Tier Level Multiplier, ranging from 1.5 to 2.5, times 12 (“Coverage Period”). Premium cost reimbursements by the Company will continue through the Coverage Period unless the NEO ceases to be eligible under COBRA or he becomes eligible for coverage under the health benefit plan of a subsequent employer.
(3)
In the event of termination without cause or resignation for good reason within 24 months following a change in control, (i) restricted stock vests in full; (ii) the 2025 performance stock is deemed under the 2023 LTIP to have been earned at the target level; (iii) the 2024 and 2023 performance stock is deemed unearned because performance was below the threshold level for the two-year performance periods, which ended December 31, 2025 and 2024, respectively.

(4)
In the event of death or disability, (i) restricted stock granted on or after May 9, 2023 vests in full; (ii) restricted stock granted prior to such date vests in full for death but does not vest for disability; and (iii) accelerated vesting of performance stock is deemed to have occurred based on an evaluation of actual achievement of the performance as of December 31, 2025; provided, however, that no evaluation was applied to (and no level of achievement was deemed to have occurred for) the performance stock granted in 2025, as only one year of the performance period has elapsed. The 2024 and 2023 performance stock is deemed unearned for the reasons set forth in note (3).

(5)
In the event of retirement, performance stock remains eligible to vest based on actual achievement of goals at the end of the performance period. Only Mr. Leathers is retirement eligible. No vesting is shown for his 2025 performance stock because he would not have held the performance stock for the 12 months required for vesting eligibility. His 2024 and 2023 performance stock is deemed unearned for the reasons set forth in note (3). The restricted stock award agreements do not provide for early vesting upon retirement.

SUMMARY COMPENSATION TABLE

The following table presents information about compensation earned during 2025, 2024 and 2023 by our NEOs. You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis and the tables and narrative descriptions that follow. Columns that would otherwise be required by SEC rules are omitted if inapplicable.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Derek J. Leathers – Chief Executive Officer	2025	974,077	—	4,200,000	745,106	129,366	6,048,549
	2024	941,923	—	3,900,000	863,494	119,076	5,824,493
	2023	917,308	—	3,600,000	812,520	116,924	5,446,752
Christopher D. Wikoff – EVP, Treasurer & Chief Financial Officer (5)	2025	520,000	—	500,000	224,952	13,778	1,258,730
	2024	516,154	—	630,000	264,160	5,000	1,415,314
	2023	329,366	250,000	1,000,000	179,284	—	1,758,650
Nathan J. Meisgeier – President & Chief Legal Officer	2025	545,769	—	600,000	230,340	8,633	1,384,742
	2024	511,154	—	1,000,000	254,100	11,329	1,776,583
	2023	421,923	—	400,000	227,462	11,324	1,060,709
Eric J. Downing – EVP & Chief Operating Officer (6)	2025	472,308	—	500,000	186,822	3,133	1,162,263
	2024	402,308	—	1,000,000	208,280	8,129	1,618,717

Daragh P. Mahon – EVP & Chief Information Officer (6)	2025	438,231	—	450,000	183,162	6,083	1,077,476
	2024	403,462	—	800,000	206,712	11,329	1,421,503

(1)	Mr. Wikoff joined the Company on April 18, 2023 and received a cash sign on bonus.
(2)
The stock awards reported in this column and the associated valuation assumptions are also disclosed in the Grants of Plan-Based Awards for 2025 table. The stock awarded in 2025 includes both restricted stock and performance stock. Reported amounts for restricted stock represent the grant date fair value and for performance stock represent the grant date fair value based on the target level of performance. The target value of the 2025 performance awards was as follows: Mr. Leathers – $2,100,000, Messrs. Wikoff and Downing – $250,000, Mr. Meisgeier – $300,000, and Mr. Mahon – $225,000. If the highest level of performance is achieved, prior to any potential adjustment related to the TSR modifier, the value of the 2025 awards would be as follows: Mr. Leathers – $4,200,000, Messrs. Wikoff and Downing – $500,000, Mr. Meisgeier – $600,000, and Mr. Mahon – $450,000.

(3)
Cash awards reported in this column represent the actual amounts earned under the Company’s performance-based AIP for fiscal years 2025, 2024 and 2023 based upon achievement of pre-defined performance metrics, and were paid following the end of each fiscal year. Such awards are also disclosed in the Grants of Plan-Based Awards for 2025 table.

(4)	Refer to the All Other Compensation for 2025 table for a description of the compensation reported in this column.
(5)	Mr. Wikoff’s 2023 salary represents all salary paid to him during 2023. Mr. Wikoff’s 2023 AIP cash award payout was prorated based on his time in service at the Company in 2023.
(6)	Messrs. Downing and Mahon were not NEOs in 2023.

ALL OTHER COMPENSATION FOR 2025

The table below shows the components of “all other compensation” provided in 2025 to the NEOs, as reported in the preceding Summary Compensation Table.

ALL OTHER COMPENSATION FOR 2025
Name	Perquisites & Other Personal Benefits ($)	Company Contributions to Employee Stock Purchase Plan ($)	Other ($)	Total ($)
Derek J. Leathers (1)	126,233	3,133	—	129,366
Christopher D. Wikoff (2)	13,778	—	—	13,778
Nathan J. Meisgeier (3)	4,500	3,133	1,000	8,633
Eric J. Downing	—	3,133	—	3,133
Daragh P. Mahon (3)	2,700	3,133	250	6,083

(1)
Perquisites and other personal benefits for Mr. Leathers include $83,500 personal use of Company aircraft, a Company-paid country club membership, use of one Company vehicle, and a personal medical care membership program.

(2)	Perquisites and other personal benefits for Mr. Wikoff include a Company paid country club membership and a personal medical care membership program.
(3)
Perquisites and other personal benefits for Messrs. Meisgeier and Mahon include a personal medical care membership program. Other compensation for Messrs. Meisgeier and Mahon includes a years of service award.

We may match a portion of each employee’s 401(k) Plan elective deferrals, but we are not required to do so. Our contributions on behalf of the NEOs to the 401(k) plan and employee stock purchase plan are made on the same terms as provided to all of our eligible employees in the United States. The Company did not make any match on employee’s and NEO’s 401(k) Plan elective deferrals during 2025. In addition to the above-mentioned compensation, the NEOs may also participate in voluntary health and welfare benefit programs that are available for all eligible U.S. employees.

GRANTS OF PLAN-BASED AWARDS FOR 2025

Equity and non-equity incentive plan awards granted to NEOs during 2025 included the following:
•Non-equity incentive plan: cash annual incentive compensation awarded under the performance-based AIP, with performance metrics for operating income, revenues less FSC, and individual performance for 2025. The actual AIP payouts earned for 2025 are disclosed in the Summary Compensation Table and were paid in February 2026.
•Equity incentive plan: awards of performance stock under the 2023 LTIP, with an earnings per diluted share performance metric for the three-year period from January 1, 2025 to December 31, 2027. No shares are earned for performance below the threshold level.
•Stock awards: awards of restricted stock under the 2023 LTIP. Restricted stock awards are subject to time-based vesting.

The following table sets forth information regarding equity and non-equity incentive plan awards granted to NEOs during 2025. Columns that would otherwise be required by SEC rules are omitted if inapplicable. The awards reported in the following table are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2025 tables and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS FOR 2025
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Derek J. Leathers		612,500	1,225,000	2,450,000
	2/13/25				31,978	63,956	143,901		2,100,000
	2/13/25							62,966	2,100,000
Christopher D. Wikoff		208,000	416,000	832,000
	2/13/25				3,807	7,614	17,132		250,000
	2/13/25							7,496	250,000
Nathan J. Meisgeier		220,000	440,000	880,000
	2/13/25				4,569	9,137	20,558		300,000
	2/13/25							8,995	300,000
Eric J. Downing		194,000	388,000	776,000
	2/13/25				3,807	7,614	17,132		250,000
	2/13/25							7,496	250,000
Daragh P. Mahon		178,000	356,000	712,000
	2/13/25				3,426	6,852	15,417		225,000
	2/13/25							6,746	225,000

(1)
The grant date fair value per share of the performance stock and the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. The grant date fair values per share of the February 13, 2025 performance stock and the restricted stock were $32.83 and $33.35, respectively. The present values of estimated future dividends for the February 13, 2025 grants were calculated based on $0.14 quarterly dividend amounts per share and a risk-free interest rate of 4.0%. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 11 of our Consolidated Financial Statements in the 2025 Form 10-K.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END

The table that follows presents information regarding all outstanding equity awards held by each of the NEOs as of December 31, 2025. Columns that would otherwise be required by SEC rules are omitted if inapplicable. Restricted stock and performance stock awards are generally contingent upon the recipient’s continued employment with the Company through each vesting date. See Arrangements and Potential Payments upon Termination or Change in Control for further information on award terms and conditions. Awards reported in these tables with grant dates before 2023 are not disclosed in the Summary Compensation Table and therefore constitute additional compensation not otherwise reported in this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Derek J. Leathers	2/10/23	—	(2)	—
	2/23/23	12,917	(3)	387,639
	2/9/24	—	(4)	—
	2/9/24	31,733	(5)	952,307
	2/13/25				31,978	(6)	959,660
	2/13/25	62,966	(7)	1,889,610
Christopher D. Wikoff	5/9/23	13,804	(8)	414,258
	2/9/24	—	(4)	—
	2/9/24	3,499	(5)	105,005
	12/2/24	5,081	(9)	152,481
	2/13/25				3,807	(6)	114,248
	2/13/25	7,496	(7)	224,955
Nathan J. Meisgeier	2/10/23	—	(2)	—
	2/23/23	1,436	(3)	43,094
	2/9/24	—	(4)	—
	2/9/24	4,069	(5)	122,111
	12/2/24	12,702	(9)	381,187
	2/13/25				4,569	(6)	137,116
	2/13/25	8,995	(7)	269,940
Eric J. Downing	2/10/23	—	(2)	—
	2/23/23	1,256	(3)	37,693
	2/9/24	—	(4)	—
	2/9/24	4,069	(5)	122,111
	12/2/24	12,702	(9)	381,187
	2/13/25				3,807	(6)	114,248
	2/13/25	7,496	(7)	224,955
Daragh P. Mahon	2/10/23	—	(2)	—
	2/23/23	1,256	(3)	37,693
	2/9/24	—	(4)	—
	2/9/24	3,255	(5)	97,683
	12/2/24	10,161	(9)	304,932
	2/13/25				3,426	(6)	102,814
	2/13/25	6,746	(7)	202,447

(1)
Market value is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock ($30.01 per share) on December 31, 2025 (the last trading day of our fiscal year).

(2)
No shares were earned and no shares will vest for the performance stock granted February 10, 2023 because the Company achieved below the threshold level of performance for the two-year performance period from January 1, 2023 to December 31, 2024.

(3)	The remaining shares of restricted stock vested on February 23, 2026.
(4)
No shares were earned and no shares will vest for the performance stock granted February 9, 2024 because the Company achieved below the threshold level of performance for the two-year performance period from January 1, 2024 to December 31, 2025.

(5)	One-half of the restricted stock vested on February 9, 2026, and the remaining shares vest on February 9, 2027.
(6)
The number of shares and market value for performance stock granted February 13, 2025 is reported at the threshold level of performance (pursuant to SEC rules) because the Company has not yet achieved the threshold level of performance for the three-year performance period from January 1, 2025 to December 31, 2027. Any shares ultimately earned will vest in one installment on February 13, 2028.

(7)	Thirty-four percent of the restricted stock vested on February 13, 2026, and the remaining shares vest in two equal installments on February 13, 2027 and 2028.
(8)	This award shall vest in three annual increments of 20% each, and become fully vested on May 9, 2028.
(9)	One hundred percent of the restricted stock shall vest in one installment on December 2, 2027.

STOCK VESTED FOR 2025

The following table provides information regarding shares of restricted and performance stock that vested during 2025. The number of shares and value realized on vesting of stock awards includes shares that were withheld at the time of vesting to satisfy tax withholding requirements. Columns that would otherwise be required by SEC rules are omitted if inapplicable. Our NEOs had no outstanding stock options as of December 31, 2025.

STOCK VESTED FOR 2025
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Derek J. Leathers	41,582	1,422,526
Christopher D. Wikoff	6,403	182,699
Nathan J. Meisgeier	4,878	166,936
Eric J. Downing	4,352	148,953
Daragh P. Mahon	4,280	146,474

NONQUALIFIED DEFERRED COMPENSATION FOR 2025

We have two nonqualified deferred compensation plans for eligible key employees whose 401(k) plan contributions are limited by IRS regulations affecting highly compensated employees. The plan under which deferral elections occurred during 2024 (“Former Excess Plan”) was frozen for new elections as of December 31, 2024, and a new plan (the “New Excess Plan”) became effective January 1, 2025. Both plans (the “Excess Plans”) are subject to the requirements of Section 409A of the Internal Revenue Code and are administered in good faith compliance with Section 409A.

Deferrals. Under the Former Excess Plan, eligible employees were permitted to defer a portion of their base salary and cash annual incentive compensation on a pre-tax basis within maximum dollar limitations we established each year that correspond to participants’ job titles (such as President or Executive Vice President). Under the New Excess Plan, deferrals for NEO cash compensation are limited to an elected percentage of base salary (up to a maximum of 75%) and an elected percentage of any AIP payout (up to a maximum of 90%).

Company Contributions. The Former Excess Plan permitted, and the New Excess Plan permits, us to make matching contributions to participant accounts. We did not make any such matches in 2025 and have not done so since adopting the Excess Plans.

Earnings. Each participant in the Excess Plans selects one or more available investment funds available in which their deferrals are deemed to be invested. Deferred compensation accounts will then accrue earnings or losses based on the return of the selected investment funds. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the Excess Plans.

Distributions and “In Service” Withdrawals. A participant elects under their salary deferral agreement whether the resulting deferred compensation will be distributed in annual installments or a lump sum payment upon separation of service. Distributions are made after the participant’s retirement or separation of service from the Company and will generally not begin until 12 months after the separation date under the Former Excess Plan and six months after the separation date under the New Excess Plan. Under certain circumstances, participants may also elect to receive scheduled (education account) or hardship “in service” withdrawals while still employed with us.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2025 ($) (1)	Company Contributions in 2025 ($) (2)	Aggregate Earnings (Losses)in 2025 ($) (3)	Aggregate Withdrawals/ Distributions in 2025 ($)	Aggregate Balance at End of 2025 ($) (4)
Derek J. Leathers	97,620	—	240,866	—	1,822,590
Christopher D. Wikoff	—	—	—	—	—
Nathan J. Meisgeier	188,148	—	132,649	—	900,500
Eric J. Downing	23,762	—	115,763	—	762,578
Daragh P. Mahon	—	—	—	—	—

(1)
The amounts disclosed in this column are reported as compensation and included within the amounts in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	The Company has not made matching contributions since adopting the Excess Plans.
(3)
We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances; therefore, we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.

(4)
Of these balances, the following total executive contributions were reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table in our proxy statements for 2023 and 2024: Mr. Leathers – $200,000; Mr. Meisgeier – $234,992; and Mr. Downing – $15,500 in 2024.

CEO PAY RATIO

For 2025, our last completed fiscal year, the annual total compensation of the median employee of our company (other than our CEO) was $53,436, and the annual total compensation of our CEO was $6,048,549. The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation was 113 to 1 for 2025. We believe the ratio provided here is a reasonable estimate calculated in a manner consistent with SEC requirements.

Pursuant to SEC rules, we identified a new median employee for 2023. To identify the median employee, we conducted a full analysis of our U.S. employee population as of our December 31, 2023 determination date. We relied on the definition of employee provided by the applicable rule, and we excluded employees residing in Mexico and Canada from our calculation under the de minimis exemption. As of our December 31, 2023 determination date, the total number of U.S. and non-U.S. employees was 13,819, which was used in calculating our de minimis exemption. The number of non-U.S. employees, by jurisdiction, excluded under the de minimis exemption were: (i) Mexico – 100 and (ii) Canada – 5. To determine our median employee, we used total Medicare wages and tips as reported on the employees’ IRS Form W-2 for 2023. These amounts were then annualized to account for permanent employees that were employed for less than the full fiscal year. After identifying the median employee, we then calculated the annual total compensation of such employee on the same basis as used for the CEO in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

The following disclosure provides information regarding the “compensation actually paid” to our CEO and non-CEO NEOs versus Company performance. Additional information on how the Compensation Committee makes compensation decisions and aligns executive compensation with Company performance is included in Compensation Discussion and Analysis.

The following table presents information about our NEOs’ pay and Company performance for each of the Company’s five most recently completed fiscal years.

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)(3)	Total Share- holder Return ($)	Peer Group Total Share- holder Return ($) (4)	Net Income (Loss) ($) (in 000’s)	Operating Income ($) (in 000’s)
2025	6,048,549	5,872,027	1,220,803	1,121,419	82	135	(22,998)	11,657
2024	5,824,493	2,635,157	1,558,029	1,147,387	96	132	33,570	66,148
2023	5,446,752	3,516,805	1,113,639	899,065	112	144	112,290	176,416
2022	5,460,198	2,465,428	1,094,807	701,308	105	126	245,580	323,076
2021	5,314,351	8,798,833	1,133,218	1,587,300	123	142	261,478	309,146

(1)	Represents compensation of Mr. Leathers for all periods presented.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid.” The Reconciliation of Compensation Actually Paid Adjustments table below details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the non-CEO NEOs).

(3)
The following NEOs are included in the average compensation calculations for the periods presented:
2025 and 2024 – Messrs. Wikoff, Meisgeier, Downing, and Mahon;
2023 – Messrs. Wikoff, Meisgeier, Schelble, Johnson, and John J. Steele. Mr. Steele was the former EVP, Treasurer and Chief Financial Officer; and
2022 and 2021 – Messrs. Steele, Nordlund, Schelble, and Johnson. Mr. Nordlund was the former EVP Strategic Partnerships.

(4)	The Peer Group includes the following companies: Covenant Logistics Group; Heartland Express; Hub Group; J.B. Hunt; Knight-Swift Transportation; Landstar System; Marten Transport; and Schneider National.

The following table reconciles total compensation reported in the Summary Compensation Table to “compensation actually paid” for the CEO and non-CEO NEOs (averaged) over the last five years.

RECONCILIATION OF COMPENSATION ACTUALLY PAID ADJUSTMENTS
Year	Summary Compensation Table “Total” Column ($)	Subtract Summary Compensation Table “Stock Awards” Column ($)	Add Year End Fair Value of Unvested Equity Awards Granted in Year ($)	Add/ (Subtract) Year Over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Add/ (Subtract) Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Subtract Fair Value of Prior Year Equity Awards that Failed to Meet Vesting Conditions in Year ($)	Compensation Actually Paid ($)
CEO
2025	6,048,549	(4,200,000)	4,328,066	(248,424)	(56,164)	—	5,872,027
2024	5,824,493	(3,900,000)	1,694,988	(1,026,790)	42,466	—	2,635,157
2023	5,446,752	(3,600,000)	2,433,079	(1,562,871)	799,845	—	3,516,805
2022	5,460,198	(3,200,000)	2,507,777	(2,102,923)	(199,624)	—	2,465,428
2021	5,314,351	(2,800,000)	4,741,960	1,288,523	253,999	—	8,798,833
Non-CEO NEOs (Average)
2025	1,220,803	(512,500)	528,128	(100,019)	(14,993)	—	1,121,419
2024	1,558,029	(857,500)	553,066	(104,828)	(1,380)	—	1,147,387
2023	1,113,639	(430,000)	343,301	(124,568)	84,891	(88,198)	899,065
2022	1,094,807	(350,000)	274,289	(287,911)	(29,877)	—	701,308
2021	1,133,218	(312,500)	529,187	195,957	41,438	—	1,587,300

The following graphs illustrate the relationships between each of the financial performance measures included in the Pay Versus Performance Table above and the compensation actually paid to the CEO and, on average, to non-CEO NEOs over the Company’s five most recently completed fiscal years.

Compensation Actually Paid vs Company
and Peer Group Shareholder Return
Compensation Actually Paid
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Total Shareholder Return
$150
$125
$100
$75
$50
$25
$—
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Total Shareholder Return
Peer Group Shareholder Return

Compensation Actually Paid vs Net Income (Loss)
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Compensation Actually Paid
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
$(50,000)
Net Income (loss) (in 000's)
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income (loss)

Compensation Actually Paid vs Operating Income
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Compensation Actually Paid
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
Operating Income (in 000's)
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Operating income

The following is a list of key financial performance measures used to link compensation actually paid to our NEOs for 2025 to company performance:
•Revenues, less fuel surcharge revenues
•Operating income
•Diluted earnings per share

PROPOSAL 2 — ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to seek non-binding, advisory stockholder approval, commonly referred to as a “say-on-pay” resolution, of our NEOs’ compensation for 2025 as disclosed in Executive Compensation. This advisory vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, we are asking stockholders to vote on the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

Through our executive compensation program, we strive to attract, motivate and retain a talented, entrepreneurial executive team that provides leadership and contributes to the achievement of our overall business and financial goals and long-term success, while remaining true to our mission, values and guiding corporate principles. We seek to accomplish these objectives in a manner that rewards performance and aligns with our stockholders’ long-term interests.

You should read the Compensation Discussion and Analysis beginning on page 20, which describes our executive compensation program, how our executive compensation process functions and how the program and its procedures are designed to accomplish our compensation objectives. We also urge you to review the executive compensation tables and narratives appearing on pages 30 through 41, which provide more detailed information on our NEOs’ compensation.

Our Board and Compensation Committee believe our executive compensation program, articulated in the Compensation Discussion and Analysis, achieves our compensation objectives, rewards performance and links our NEOs’ interests with the long-term interests of our stockholders. The Company believes our executive compensation program has been instrumental to our business and in helping us accomplish our objectives.

At the Company’s Annual Meeting of Stockholders held on May 13, 2025 (the “2025 Annual Meeting”), stockholders voted 92% in favor of our say-on-pay resolution to approve, on an advisory basis, the compensation of our NEOs. The Company and its Compensation Committee believe this affirms our stockholders’ support of the Company’s approach to executive compensation and executive compensation program objectives. At the 2023 Annual Meeting, stockholders voted 93% in favor, on an advisory basis, of a proposal that future advisory votes on executive compensation occur every year, as recommended by our Board. As a result, the Board determined at its meeting on May 9, 2023 that an advisory resolution on executive compensation will be included in the Company’s proxy materials every year commencing in 2024 until the next frequency vote, which will be held in 2029.

This advisory resolution is non-binding on the Company, Board and Compensation Committee. The Board and Compensation Committee, when appropriate, will review and consider the voting results as one factor when making future decisions and determinations regarding executive compensation and our executive compensation program.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 2

The Board unanimously recommends that stockholders vote FOR the approval of the advisory resolution on executive compensation. A Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the approval of the advisory resolution on executive compensation.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) is our independent registered public accounting firm. The table that follows sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2025 and 2024. KPMG did not provide any other services to us during those periods.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
	2025 ($)	2024 ($)
Audit Fees	899,368	889,600
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	899,368	889,600

Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K in 2025 and 2024, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods, and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The Audit Committee has reviewed KPMG’s provision of services and believes that the services are compatible with maintaining KPMG’s independence. KPMG did not provide any non-audit services for us in 2025 or 2024.

The Audit Committee has approved KPMG to perform the review of our first quarter 2026 financial statements. Proposed audit fees for KPMG to serve as our independent registered public accounting firm for the remainder of 2026 will be presented to the Audit Committee for review and approval at the next quarterly meeting. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES PERFORMED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has a policy for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accounting firm for the next year’s audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees table. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence. In the event it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval of services between Audit Committee meetings, and such Chair must report any such pre-approval decisions to the Audit Committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

The Audit Committee did not approve any fees during 2025 and 2024 that related to the waiver of pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee is comprised of Ms. Wellman, who serves as Chair, and Mses. Greene, Livingstone and Packer. All members are qualified independent directors under the audit committee structure and membership requirements of the Nasdaq and SEC rules and regulations. The Audit Committee conducts its activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company’s website.

The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities by reviewing the Company’s financial statements and audits thereof, and any other financial reports the Company files with the SEC, systems of internal controls regarding financial reporting, and auditing, accounting and financial reporting processes generally. It appoints and oversees the work of the independent registered public accounting firm, reviewing the scope of audits, audit fees, auditor independence, and the extent to which the auditors are retained to perform non-audit services for the Company. It reviews major changes to the Company’s auditing and accounting principles and practices recommended by the independent auditors or management, the scope of internal audits, the performance of the internal audit department, and the adequacy of the internal control environment, risk management processes, and procedures designed to ensure compliance with laws and regulations. It reviews the Company’s Code of Conduct, oversees policies and procedures related to the protection of Company proprietary and customer information and compliance with data privacy requirements, and risk management related to cybersecurity.

The Audit Committee does not itself prepare financial statements, perform audits, attest that financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States of America (“GAAP”), or design or implement internal controls. Rather, the Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the Company’s financial statements, accounting and financial principles, internal control and disclosure control systems, and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. KPMG, as the independent registered public accounting firm, is responsible for performing independent quarterly reviews and an independent annual audit of the financial statements and internal control over financial reporting and for expressing an opinion on the conformity of those statements with GAAP and on the effectiveness of the Company’s internal control over financial reporting.

In conjunction with the preparation of the Company’s 2025 audited consolidated financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the audited consolidated financial statements included in the 2025 Form 10-K prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee’s assessment included a discussion with the Company’s independent auditors regarding matters that are required to be discussed pursuant to applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received and reviewed the written disclosures and letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence to serve as the Company’s independent auditors.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the 2025 Form 10-K for filing with the SEC.
Alexi A. Wellman, Chair
Michelle D. Greene
Michelle D. Livingstone
M. Gayle Packer

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 3

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2026, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. A Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.

TRANSACTIONS WITH RELATED PERSONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable Nasdaq and SEC rules) to oversee administration of our policies with respect to related person transactions and to review and approve all related person transactions submitted to the Governance Committee when such approval is required under Nasdaq and SEC rules. No director may participate in any discussion or approval of a related person transaction for which he or she, or his or her relative, is a related party. The Company discloses related person transactions that are required to be disclosed under SEC rules in its applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a “related person transaction” is generally any effected or proposed transaction, arrangement or relationship in which:
(i)The Company was or is to be a participant;
(ii)The amount involved exceeds or is expected to exceed $120,000; and
(iii)Any “related person” has an interest.

Under Item 404, “related person” generally means:
•A director or director nominee of the Company;
•An executive officer of the Company;
•A security holder who is known to be the beneficial owner of more than 5% of our common stock;
•Any “immediate family member” of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. “Immediate family members” include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person’s household; or
•Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

RELATED PERSON TRANSACTIONS

On February 24, 2024, the Company entered into a three-year Master Services Agreement with North End Teleservices, LLC to provide supplemental staffing of internal service desk representatives to the Company. The Governance Committee, without Ms. Tapio’s participation, approved the Company’s transaction with North End Teleservices, LLC. The agreement provided that either party may terminate the agreement at any time, without penalty or recourse, by providing at least 60 days prior written notice to the other party. During 2025, the Company provided such written notice to North End Teleservices, LLC and the agreement was terminated, effective July 19, 2025. Total 2025 costs under the agreement were $173,717. Ms. Tapio is North End Teleservices, LLC’s founder and CEO, and as our director, she is a related person. The Company believes the terms of the agreement were no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm’s length basis.

STOCKHOLDER PROPOSALS

General Requirements. Only registered stockholders as of March 5, 2026, are entitled to bring business before the 2026 Annual Meeting. All stockholder proposals must comply with the advance notice procedures set forth in our By-Laws or be eligible for inclusion in our proxy statement in compliance with Rule 14a-8 under the Exchange Act.

Advance Notice under our By-Laws for Stockholder Proposals. For stockholder proposals not submitted for inclusion in our proxy statement under Rule 14a-8, our By-Laws provide that, among other requirements, the proposal must be submitted by written advance notice (and received by our Corporate Secretary as provided in Contacting the Corporate Secretary and Executive Offices) not more than 120 days or fewer than 90 days prior to the anniversary date of the preceding year’s annual meeting. If an annual meeting date is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s meeting, or if no annual meeting was held in the preceding year, such notice must be submitted (and received by our Corporate Secretary as provided herein) not more than 120 days or fewer than 90 days prior to the date of the current year annual meeting or the tenth day following the first day on which we provide notice of, or publicly disclose, the current year meeting date. For the 2027 Annual Meeting, advance notice would be due between January 12, 2027 and February 11, 2027.

Our By-Laws provide that the number of nominees a stockholder may nominate shall not exceed the number of directors to be elected at a meeting. Among other requirements in our By-Laws, and subject to the deadlines therein, (i) the nominating stockholder must provide, for each stockholder nominee, the information required to be disclosed in solicitations of proxies for the election of directors in an election contest and other information required by Schedule 14A under the Exchange Act and a statement not to exceed 500 words in support of the nominee; and (ii) the nominee must make certain written representations and agreements set forth in the By-Laws (including without limitation consent to be nominated, a statement of intent to serve for the full term for which the nomination is being made, and a statement regarding the lack of agreements governing actions the person would take as a director), respond to our questionnaire, and provide such other information as we may reasonably request.

For other business that a stockholder wishes to propose, our By-Laws provide, among other requirements, that the business must be briefly described and the text for the proposal set forth along with the reasons for conducting the business at the meeting and the substantial interest of the stockholder and certain other parties in the business.

For any proposal, whether a director nomination or other business, the By-Laws require certain information regarding the proposing stockholder, including without limitation information as to the identity of the stockholder, its ownership in the Company, certain plans or proposals regarding such ownership, and equity interests in our competitors. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or other stockholder proposal that does not comply with our By-Laws and other applicable requirements.

The summary above is qualified entirely by reference to our By-Laws, which have been filed with the SEC and copies of which are available from the Corporate Secretary upon request. No stockholder nominations or proposals have been made in connection with the 2026 Annual Meeting.

Soliciting proxies in support of director nominees other than the Company’s nominees. To comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the nominees proposed by our Board must provide notice that meets the requirements set forth in Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary date of the immediately preceding annual meeting of stockholders. For the 2027 Annual Meeting, the compliant notice would be due no later than March 15, 2027. Our By-Laws contain certain provisions to promote consistency with Rule 14a-19 and require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our By-Laws.

Including a proposal in our 2027 Proxy Statement under Rule 14a-8. To include its proposal in our proxy statement, a stockholder must comply with Rule 14a-8 under the Exchange Act, which includes among other requirements, submitting the proposal at least 120 days before the anniversary of the proxy statement for the previous year. Stockholder proposals intended to be included in the proxy statement for our 2027 Annual Meeting under Rule 14a-8 will be considered untimely if received by the Corporate Secretary after December 1, 2026. If a proposal is submitted under our By-Laws, we are not required to include it in our Proxy Materials.

ANNUAL MEETING AND VOTING INFORMATION

Annual Meeting Information. The Annual Meeting will be held at 10:00 a.m. local Central Time on Tuesday, May 12, 2026, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated near U.S. Interstate 80 and the Giles Road exit (Exit 442) in La Vista’s Southport development. Only registered stockholders (defined below) and beneficial owners with legal proxies (as explained in Beneficial Owners below) are entitled to vote in person at the Annual Meeting. We reserve the right to limit attendees to registered stockholders and beneficial owners and to make available and enforce certain meeting rules of conduct. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary as provided in Contacting the Corporate Secretary and Executive Offices. At the meeting, members of our management team will discuss our results of operations and business plans. Members of our Board are also expected to be present.

Record Date. The record date for the Annual Meeting is March 5, 2026. On the record date, 59,950,115 shares of common stock ($0.01 par value) were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 5, 2026. Our stock transfer books will not be closed. On March 5, 2026, the closing market price of our common stock as reported on the Nasdaq Global Select MarketSM was $33.19 per share.
Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. “Broker non-votes” are shares held by a brokerage firm, bank or other nominee (each, a “broker”) that are represented by proxy at the Annual Meeting, but the broker has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power for certain matters.

Stockholders Eligible to Vote and Voting Methods. Most of the Company’s stockholders hold their shares through a broker rather than in their own name. How you hold your shares determines the method by which you may vote your shares.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent Equiniti Trust Company, you are considered a “registered stockholder” and the stockholder of record with respect to those shares. If you are a registered stockholder holding shares at the close of business on the record date, Broadridge must receive your proxy by 11:59 p.m. Eastern Time on May 11, 2026 (“Registered Deadline”), which you may submit by following the instructions in the Availability Notice or returning a proxy you receive in the mail. Even if you have already submitted a proxy, you may vote in person at the Annual Meeting. To vote in person, obtain a ballot from the Corporate Secretary at the meeting and complete and return it prior to the closing of the polls.

Beneficial Owners. If you hold your shares through a broker, you are considered a “beneficial owner” of shares, and you have the right to instruct the broker how to vote the shares held in your account. The broker should provide you with a voting instruction form, and it may include Internet or telephone voting options. You must follow the instructions therein by the broker’s deadline (“Broker Deadline”). As a beneficial owner, you may not vote in person unless you obtain from the broker a legal proxy that gives you the right to do so. Please contact the broker for instructions on obtaining such a document and then present it along with proof of beneficial ownership (such as a brokerage account statement) prior to voting by ballot at the Annual Meeting.

Voting Your Proxy and Designated Proxy Holder. When a proxy is properly and timely submitted (and not timely and properly revoked), the proxy will be voted according to the instructions you made when granting the proxy. Unless you specify otherwise or if no choice is indicated on your proxy, all shares of our common stock represented by the proxy will be voted:
(i)FOR the election of ALL nominees for director (Proposal 1);
(ii)FOR the approval of the advisory resolution on executive compensation (Proposal 2);
(iii)FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3); and
(iv)In accordance with the best judgment of the named proxy on any other matters properly brought before the Annual Meeting or any adjournment thereof. See Other Matters in this Proxy Statement.

For purposes of the Annual Meeting, Derek J. Leathers and Nathan J. Meisgeier are each an appointed and authorized “Designated Proxy Holder.” Your proxy appoints each of the Designated Proxy Holders as your duly authorized attorney-in-fact. If you properly submit a proxy, either of the Designated Proxy Holders has the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote represented in the proxy. The Designated Proxy Holder who votes your shares will do so as instructed by you on your proxy. If you do not provide voting instructions on the proposals discussed in this Proxy Statement, or for any other matters properly presented at the Annual Meeting, your proxy also gives the Designated Proxy Holder who votes your shares the discretionary authority to vote your shares as noted in this Proxy Statement and in accordance with his best judgment.

Revoking Your Proxy. If you wish to revoke your prior proxy or voting instruction and replace it with a new one, re-cast your vote using any allowed method prior to the Registered Deadline (if you are a registered stockholder) or Broker Deadline (if you are a beneficial owner). If you wish to revoke your vote without re-casting a new one, contact Broadridge (if you are a registered stockholder) or the broker (if you are a beneficial owner) and follow their instructions, which must be received prior to the applicable deadline. You may also revoke your vote in person at the Annual Meeting prior to the closing of the polls, but only if you are a registered holder or have a legal proxy from your broker. In either case, you may either re-cast your vote or submit a written revocation request to the Corporate Secretary. Mere attendance at the Annual Meeting does not automatically revoke your proxy. For all options, only your latest, unrevoked vote prior to the applicable deadline will be counted.

Cumulative Voting in Director Elections. With respect to the election of directors, Company stockholders (or their proxy holder, if one is appointed) have cumulative voting rights as required by the corporate laws and the Constitution of the State of Nebraska. This means that you (or your proxy holder) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in clause (ii) among as many director nominees as you desire. If you wish to vote cumulatively, you must vote in person (as allowed) or give your specific cumulative voting instructions to the selected proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board includes a solicitation for discretionary authority to cumulate votes. If you vote by mail or in person, you may withhold authority to vote for any nominee(s) by writing the number(s) of such nominee(s) where provided on the accompanying proxy. If you vote by Internet or telephone, you may withhold authority by following instructions provided.

Votes Required for Proposals and Voting Process. If you are a beneficial owner, certain exchange rules govern how brokers can vote your shares. If voting instructions are not received from you, the broker may generally vote your shares on certain routine matters but cannot vote your shares on the election of directors, corporate governance proposals and other non-routine matters. These “broker non-votes” will not be treated as votes cast at the Annual Meeting on non-routine matters. With respect to the proposals described in this Proxy Statement to be voted on at the Annual Meeting, the election of directors (“Proposal 1”) and the approval of the advisory resolution on executive compensation (“Proposal 2”) constitute non-routine matters. The ratification of the appointment of our independent registered public accounting firm (“Proposal 3”) is considered a routine matter.

The following votes are required for the proposals discussed in this Proxy Statement to be voted on at the Annual Meeting, assuming the presence of a quorum:
Proposal 1. Directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the four nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Abstentions and broker non-votes will not impact the election of directors.

Proposal 2. The approval of the advisory resolution on executive compensation will be decided by the affirmative vote of a majority of the votes cast, whether in person or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the number of votes cast by stockholders in favor of the proposal must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of such vote.

Proposal 3. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, whether in person or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the number of votes cast by stockholders in favor of the proposal must exceed the number of votes cast against the proposal. Abstentions will not be counted as votes cast and will have no effect on the outcome of such vote. Even though brokers may vote on this routine matter, no broker non-votes are expected in connection with Proposal 3.

Voting Results. The Board has appointed Mr. Johnson and one other Company employee to each serve as an inspector of election for the Annual Meeting with individual authority to fulfill the duties of inspector. Proxies and ballots will be received and tabulated by an inspector of election. Preliminary voting results will be announced at the Annual Meeting, and an inspector of election will then calculate final voting results. We will disclose the Annual Meeting voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Stockholder Privacy. All proxies, ballots and voting tabulations that identify individual stockholders are kept private and confidential by our tabulator and will not be disclosed, except as may be necessary to meet legal requirements.

Expenses of Solicitation. We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse Broadridge, brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to stockholders in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense in the event the Company retains an outside firm to solicit proxies.

Other Matters. On the date of mailing this Proxy Statement, the Board knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy authorizes a Designated Proxy Holder to vote the shares represented thereby in his discretion and according to his best judgment.

Assuming the presence of a quorum, all other matters that properly come before the Annual Meeting will each require the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon.

STOCKHOLDERS SHARING THE SAME ADDRESS

Broadridge and brokers may participate in the practice of householding stockholder materials, such as proxy statements, annual reports, and information statements, which aligns with our environmental goals and reduces printing expenses. This means only one copy of the Proxy Materials may have been sent to multiple stockholders in your household. To obtain separate copies of the Proxy Materials for each individual stockholder, contact our Corporate Secretary as provided in Contacting the Corporate Secretary and Executive Offices, and we will promptly deliver the materials without charge.

If you wish to commence or discontinue householding for your residence, you should (i) if you are a registered stockholder, contact Broadridge either by calling toll-free at 1.866.540.7095 or by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or (ii) if you are a beneficial owner holding through a broker, contact such entity.

CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our Corporate Secretary is Diane M. Stewart-Ferro. The mailing address, and the telephone numbers and e-mail address, for our Corporate Secretary and executive offices are:
Corporate Secretary, Werner Legal Department
Werner Enterprises, Inc.
14507 Frontier Road
Omaha, NE 68138
Telephone: (402) 895-6640
Toll-Free: (800) 228-2240
E-Mail: invrelations@werner.com

INTERNET AVAILABILITY OF MATERIALS; VOTING

We are sending an Important Notice Regarding Internet Availability of Proxy Materials (“Availability Notice”) to registered stockholders rather than mailing a full paper set of materials. The Availability Notice contains instructions on how to access our proxy materials for the Annual Meeting and vote.
Please promptly go to www.proxyvote.com, read the Proxy Statement, and follow the simple instructions to vote, which include using the control number in the Availability Notice.
The Availability Notice also contains instructions on how to obtain the printed Proxy Materials, free of charge.
If you receive a proxy card by mail, you may vote by following the instructions on the card, including using the control number therein.
If you hold shares through a broker, please promptly follow their voting instructions.
We appreciate your prompt votes in advance even if you plan to attend the meeting.
All investors and the public may go to our website, www.werner.com, under the Investors link, to view the Proxy Materials and other SEC filings. However, use www.proxyvote.com to submit your proxy to vote your shares.

By Order of the Board of Directors,

Diane M. Stewart-Ferro
Omaha, Nebraska	Corporate Secretary
March 31, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WERNER ENTERPRISES, INC. V85397-P45760 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.&#9; Election of Directors* &#9; 01)&#9; Diane K. Duren &#9; 02)&#9; Derek J. Leathers &#9; 03)&#9; Michelle D. Livingstone &#9; 04)&#9; M. Gayle Packer &#9; Nominees: 2.&#9; To approve an advisory resolution on executive compensation. 3.&#9; To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2026. NOTE: Designated Proxy Holder may vote shares subject to proxy on any other business that properly comes before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR ALL: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. *Alternatively, to cumulate votes as to a particular nominee as explained in the Proxy Statement, do NOT mark "For All" "Withhold All" or "For All Except" above, but check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card and return it by mail. Please do not check box unless you want to exercise cumulative voting. ! SCAN TO VIEW MATERIALS & VOTEw WERNER ENTERPRISES, INC. ATTENTION: CORPORATE SECRETARY, WERNER LEGAL DEPARTMENT 14507 FRONTIER ROAD OMAHA, NE 68138 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Werner Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your proxy card by 11:59 p.m. Eastern Time the day before the meeting.

V85398-P45760 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2026: The Notice of Annual Meeting, Proxy Statement, and 2025 Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side WERNER ENTERPRISES, INC. PROXY This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 12, 2026 at 10:00 a.m. Central Time (Embassy Suites Omaha-La Vista Hotel & Conference Center, La Vista, NE) The undersigned stockholder hereby acts by proxy and appoints each of Derek J. Leathers and Nathan J. Meisgeier (each, a "Designated Proxy Holder"), to act as duly authorized attorney-in-fact and proxy, with full power of substitution, to represent and vote, as the undersigned stockholder directs herein, all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote as of March 5, 2026 at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2026 (including any adjournments or postponements thereof), and to vote all such shares on any other business that properly comes before such meeting. The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no instruction is given with respect to a proposal, this Proxy will be voted in accordance with the recommendation of the Board of Directors, which is: “FOR ALL” for Proposal 1, and “FOR” for Proposals 2 and 3. CUMULATE ____________________________________________________________________________________________ _______________________________________________________________________________________________________ (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)